Exhibit 10.2

EXECUTION VERSION

ENERFLEX LTD.

4.67% U.S.$105,000,000 Senior Notes, Series A, due December 15, 2024

4.50% Cdn.$15,000,000 Senior Notes, Series B, due December 15, 2024

4.87% U.S.$70,000,000 Senior Notes, Series C, due December 15, 2027

4.79% Cdn.$30,000,000 Senior Notes, Series D, due December 15, 2027

NOTE PURCHASE AGREEMENT

December 15, 2017

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	5.21.	Existing Indebtedness; Future Liens	12
	5.22.	Foreign Assets Control Regulations, Etc.	13
	5.23.	Status under Certain Statutes	13
	5.24.	Environmental Matters	13
	5.25.	Ranking of Obligations	14
	5.26.	Solvency	14
	5.27.	Labour Matters	14

6.	REPRESENTATIONS OF THE PURCHASERS		14

	6.1.	Purchase for Investment	14
	6.2.	Source of Funds	18

7.	INFORMATION AS TO THE COMPANY SUBSIDIARIES		20

	7.1.	Financial and Business Information	20
	7.2.	Officer’s Certificate	23
	7.3.	Visitation	23
	7.4.	Limitation on Disclosure Obligation	24

8.	PAYMENT AND PREPAYMENT OF THE NOTES		24

	8.1.	Maturity	24
	8.2.	Optional Prepayments with Make-Whole Amount	25
	8.3.	Prepayment for Tax Reasons with Modified Make-Whole Amount	25
	8.4.	Prepayment on Change of Control Without Make-Whole	27
	8.5.	Allocation of Partial Prepayments	27
	8.6.	Maturity; Surrender, Etc.	27
	8.7.	Purchase of Notes	28
	8.8.	Make-Whole Amount and Modified Make-Whole Amount	28

9.	AFFIRMATIVE COVENANTS		30

	9.1.	Insurance	30
	9.2.	Maintenance and Operations	30
	9.4.	Books and Records	31
	9.5.	Priority of Obligations	31
	9.6.	Subsidiary Guarantees; Release of Guarantees	31
	9.7.	Subordination Agreements	33
	9.8.	Payment of Royalties, Taxes, Withholdings, Etc.	34
	9.9.	Payment of Preferred Claims	35
	9.10.	Environmental Covenants	35
	9.11.	Post-Closing Undertaking	36

10.	NEGATIVE COVENANTS		36

	10.1.	Transactions with Affiliates	36
	10.2.	Merger, Consolidation, Etc.; Reorganization	36
	10.3.	Change of Business	37

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	10.4.	Economic Sanctions, Etc.	37
	10.5.	Liens	38
	10.6.	No Dissolution	38
	10.7.	Limit on Sale of Assets	38
	10.8.	Limit on Investments and Financial Assistance	38
	10.9.	Limits on Distributions	39
	10.10.	No Financial Instruments Other Than Permitted Hedging	39
	10.11.	Financial Covenants	39
	10.12.	Priority Debt	39

11.	EVENTS OF DEFAULT		40

12.	REMEDIES ON DEFAULT, ETC.		42

	12.1.	Acceleration	42
	12.2.	Other Remedies	43
	12.3.	Rescission	43
	12.4.	No Waivers or Election of Remedies, Expenses, Etc.	43

13.	TAX INDEMNIFICATION		43

14.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES		47

	14.1.	Registration of Notes	47
	14.2.	Transfer and Exchange of Notes	47
	14.3.	Replacement of Notes	48

15.	PAYMENTS ON NOTES		48

	15.1.	Place of Payment	48
	15.2.	Home Office Payment	48

16.	EXPENSES, ETC.		49

	16.1.	Transaction Expenses	49
	16.2.	Certain Taxes	49
	16.3.	Survival	50
	16.4.	Currency of Expense Payments	50

17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT		50

18.	AMENDMENT AND WAIVER		50

	18.1.	Requirements	50
	18.2.	Solicitation of Holders of Notes	51
	18.3.	Binding Effect, Etc.	51
	18.4.	Notes Held by Company, Etc.	52

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19.	NOTICES; ENGLISH LANGUAGE		52

20.	REPRODUCTION OF DOCUMENTS		52

21.	CONFIDENTIAL INFORMATION		53

22.	SUBSTITUTION OF PURCHASER		54

23.	MISCELLANEOUS		54

	23.1.	Successors and Assigns	54
	23.2.	Payments Due on Non-Business Days	55
	23.3.	Accounting Terms	55
	23.4.	Severability	55
	23.5.	Construction, Etc.	55
	23.6.	Counterparts	55
	23.7.	Governing Law	56
	23.8.	Jurisdiction and Process; Waiver of Jury Trial	56
	23.9.	Obligation to Make Payment in Canadian Dollars or U.S. Dollars	57
	23.10.	Interest	58
	23.11.	Determinations Involving Different Currencies	58

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Schedules and Exhibits

SCHEDULE A	-	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	-	DEFINED TERMS

SCHEDULE C		STANDARD TERMS OF POLITICAL RISK INSURANCE

EXHIBIT 1A	-	FORM OF SERIES A NOTE

EXHIBIT 1B	-	FORM OF SERIES B NOTE

EXHIBIT 1C	-	FORM OF SERIES C NOTE

EXHIBIT 1D	-	FORM OF SERIES D NOTE

EXHIBIT 4.5(a)(i)	-	Form of Opinion of U.S. Special Counsel for the Company

EXHIBIT 4.5(a)(ii)	-	Form of Opinion of Canadian Counsel for the Company

EXHIBIT 4.5(a)(iii)	-	Form of Opinion of Alberta Counsel for the Company

EXHIBIT 4.5(a)(iv)	-	Form of Opinion of Manitoba Counsel for the Company

EXHIBIT 4.5(b)	-	Form of Opinion of U.S. Special Counsel for the Purchasers

SCHEDULE 4.2	-	Initial Subsidiary Guarantors

SCHEDULE 5.7	-	Disclosure Documents

SCHEDULE 5.9	-	Financial Statements

SCHEDULE 5.15	-	Organization and Ownership of Shares of Subsidiaries; Affiliates; Guarantors

SCHEDULE 5.21	-	Existing Debt; Future Liens

SCHEDULE 5.24	-	Environmental Matters

EXHIBIT 7.2	-	Form of Compliance Certificate

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ENERFLEX LTD.

Suite 904, 1331 Macleod Trail SE

Calgary, Alberta, Canada

T2G 0K3

4.67% U.S.$105,000,000 Senior Notes, Series A, due December 15, 2024

4.50% Cdn.$15,000,000 Senior Notes, Series B, due December 15, 2024

4.87% U.S.$70,000,000 Senior Notes, Series C, due December 15, 2027

4.79% Cdn.$30,000,000 Senior Notes, Series D, due December 15, 2027

December 15, 2017

To Each of the Purchasers Listed in Schedule A Hereto:

Ladies and Gentlemen:

Enerflex Ltd., a corporation incorporated under the laws of Canada (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each a “Purchaser” and collectively the “Purchasers”) as follows:

1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of its (a) 4.67% U.S.$105,000,000 Senior Notes, Series A, due December 15, 2024 (the “Series A Notes”), (b) 4.50% Cdn.$15,000,000 Senior Notes, Series B, due December 15, 2024 (the “Series B Notes”), (c) 4.87% U.S.$70,000,000 Senior Notes, Series C, due December 15, 2027 (the “Series C Notes”), and (d) 4.79% Cdn.$30,000,000 Senior Notes due December 15, 2027 (the “Series D Notes”), (the Series A Notes, Series B Notes, Series C Notes and Series D Notes, collectively, the “Notes,” such term to include any such notes issued in substitution therefor pursuant to Section 14). The Notes shall be substantially in the forms set out in Exhibits 1A, 1B, 1C and 1D, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. The Series A Notes, Series B Notes, Series C Notes and Series D Notes are each herein sometimes referred to as Notes of a “series.”

2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.	CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Streets, Chicago, Illinois, at 9:00 A.M., Central time, at a closing (the “Closing”) on December 15, 2017. At the Closing the Company will deliver to each Purchaser the Notes of the series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes in denominations of at least U.S.$100,000 or Cdn.$100,000, as applicable, as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company:

{Wire transfer information redacted}

If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1.	Representations and Warranties.

The representations and warranties of each of the Company and the Subsidiary Guarantors in each Financing Agreement to which it is a party shall be correct when made and at the time of the Closing.

4.2.	Guarantees.

Each of the Subsidiaries listed on Schedule 4.2 (collectively, the “Initial Subsidiary Guarantors”) of the Company will have executed and delivered to such Purchaser the Subsidiary Guarantee.

4.3.	Performance; No Default.

Each of the Company and the Initial Subsidiary Guarantors shall have performed and complied with all agreements and conditions contained in the Financing Agreements required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.20) no Default or Event of Default shall have occurred and be continuing. None of the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.2, 10.7, 10.8 or 10.9 had such Sections applied since such date.

4.4.	Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.3 and 4.10 have been fulfilled.

(b) Secretary’s or Director’s Certificate. The Company shall have delivered to such Purchaser a certificate of (i) an officer of the Company, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to its authorization, execution and delivery of the Financing Agreements to which it is a party, and (ii) an officer of each Initial Subsidiary Guarantor, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to its authorization, execution and delivery of the Financing Agreements to which it is a party.

4.5.	Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to and addressed to such Purchaser, dated the date of the Closing (a) from Davies Ward Phillips & Vineberg LLP, U.S. special counsel for the Company, Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Company, Burnet, Duckworth & Palmer LLP, Alberta counsel for the Company, and MLT Aikins LLP, Manitoba counsel for the Company, substantially in the respective forms set forth in Exhibits 4.5(a)(i), 4.5(a)(ii), 4.5(a)(iii) and 4.5(a)(iv), and from local counsel in respect of the Subsidiary Guarantors organized in the Netherlands, Australia, Argentina, Mexico, Bahrain, Barbados and Oman; and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers), and (b) from Chapman and Cutler LLP, the Purchasers’ special U.S. counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.5(b), covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.6.	Purchase Permitted by Applicable Law, Etc.

On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.7.	Sale of Other Notes.

Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.8.	Payment of Special Counsel Fees.

Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.5 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.9.	Private Placement Numbers.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

4.10.	Changes in Corporate Structure.

Neither the Company nor any Initial Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any amalgamation, merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.9, except as set out in Schedule 5.7.

4.11.	Funding Instructions.

At least three (3) Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s SWIFT number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

4.12.	Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

5.1.	Existence and Good Standing.

The Company, each Initial Subsidiary Guarantor and each Material Subsidiary is a corporation validly existing and in good standing under the laws of its jurisdiction of organization or is a limited liability company, partnership or trust validly existing under the laws of its jurisdiction of organization; each is duly registered in all other jurisdictions where the nature of its property or character of its business requires registration, except for jurisdictions where the failure to be so registered or qualified would not have a Material Adverse Effect, and has all necessary power and authority to own its properties and carry on its business as presently carried on or as contemplated by the Financing Agreements.

5.2.	Authority.

The Company and each Initial Subsidiary Guarantor has full power, legal right and authority to enter into the Financing Agreements to which it is a party and do all such acts and things as are required by such Financing Agreements to be done, observed or performed, in accordance with the terms thereof.

5.3.	Valid Authorization, Etc.

The Company and each Initial Subsidiary Guarantor has taken all necessary corporate, partnership, trust and other action (as applicable) of its directors, shareholders, partners, trustees and other persons (as applicable) to authorize the execution, delivery and performance of the Financing Agreements to which it is a party and to observe and perform the provisions thereof in accordance with the terms therein contained.

5.4.	Validity of Agreement – Non-Conflict.

None of the authorization, execution or delivery of this Agreement or the other Financing Agreements or performance of any obligation pursuant hereto or thereto requires or will require, pursuant to applicable law now in effect, any approval or consent of any Governmental Authority having jurisdiction (except such as has already been obtained and are in full force and effect) nor is in conflict with or contravention of (i) the Company’s or any of the Subsidiary Guarantor’s articles, by-laws or other constating documents or any resolutions of directors or shareholders or the provisions of its partnership agreement or declaration of trust or trust indenture (as applicable) or (ii) the provisions of any other indenture, instrument, undertaking or other agreement to which any of the Company or any of the Subsidiary Guarantors is a party or by which they or their properties or assets are bound, the contravention of which would have or would reasonably be expected to have a Material Adverse Effect. This Agreement and the other Financing Agreements, when executed and delivered will constitute, valid and legally binding obligations of each of the Company and the Subsidiary Guarantors which is a party thereto enforceable against each such party in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights and general equitable principles, including the principle that equitable remedies, such as specific performance and injunctions, may be granted only in the discretion of the court.

5.5.	Ownership of Property.

The Company, each of the Initial Subsidiary Guarantors and each of the Material Subsidiaries has good and marketable title to its property, assets and undertaking, subject to Permitted Liens, Liens securing Priority Debt permitted hereby and to minor defects of title which, individually and in the aggregate, do not materially affect their respective rights of ownership therein or the value thereof, except where the failure to have such good and marketable title would not reasonably be expected to have a Material Adverse Effect.

The Company is not aware of any claim, event, occurrence or right granted to any other person, of any kind whatsoever, that has resulted in or would result in loss of all or any part of the interest of the Company, any Initial Subsidiary Guarantor or any Material Subsidiary in any part of their respective property, other than a loss that would not have or would not reasonably be expected to have a Material Adverse Effect.

5.6.	Encumbrances.

None of the property or assets of the Company, any of the Initial Subsidiary Guarantors or any of the Material Subsidiaries is subject to any Lien on or in respect of such property or assets except for Permitted Liens and Liens securing Priority Debt permitted hereby.

5.7.	Disclosure.

The Company, through its agents, TD Securities (USA) LLC and CIBC World Markets Corp., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated November 10, 2017 (including the documents incorporated by reference therein, the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.7, and the financial statements listed in Schedule 5.9 (this Agreement, the Memorandum and such documents, certificates or other writings and financial statements delivered to each Purchaser prior to December 1, 2017 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents since December 31, 2016, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company or any Subsidiary that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.8.	Non-Default.

No Default or Event of Default has occurred or is continuing.

5.9.	Financial Statements; Material Liabilities.

Copies of the financial statements of the Company listed on Schedule 5.9 are incorporated by reference in the Memorandum and are publicly available. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with IFRS consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents or Schedule 5.21.

5.10.	Litigation; Observance of Agreements, Statutes and Orders.

There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, any of Initial Subsidiary Guarantors or any Material Subsidiary, their property or any of their undertakings and assets, at law, in equity or before any arbitrator or before or by any Governmental Authority having jurisdiction in the premises in respect of which there is a reasonable likelihood of a determination adverse to the Company, any Initial Subsidiary Guarantor or any Material Subsidiary and which, if determined adversely, would have or would reasonably be expected to have a Material Adverse Effect.

5.11.	Compliance with Applicable Laws, Court Orders and Agreements.

The Company, each of the Initial Subsidiary Guarantors and each of the Material Subsidiaries and their respective property, businesses and operations are in compliance with all Applicable Laws (including, without limitation, all applicable Environmental Laws), all applicable directives, judgments, decrees, injunctions and orders rendered by any Governmental Authority or court of competent jurisdiction binding on it, its articles, by laws and other constating documents, all agreements or instruments to which it is a party or by which its property or assets are bound, and any employee benefit plans, except to the extent that failure to so comply would not have and would not reasonably be expected to have a Material Adverse Effect.

5.12.	Required Permits in Effect, Etc.

All Required Permits for the Company, the Initial Subsidiary Guarantors and all Material Subsidiaries are in full force and effect, except to the extent that the failure to have or maintain the same in full force and effect would not, when taken in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

5.13.	Remittances Up to Date.

All of the material remittances required to be made by the Company, the Initial Subsidiary Guarantors and the Material Subsidiaries to Governmental Authorities have been made and are currently up to date and there are no outstanding arrears, other than where failure to make such remittances would not reasonably be expected to have a Material Adverse Effect.

5.14.	Taxes.

(a) The Company, each of the Initial Subsidiary Guarantors and each of the Material Subsidiaries has duly filed on a timely basis all tax returns required to be filed and has paid all material Taxes which are due and payable, and has paid all material assessments and reassessments, and all other material Taxes, governmental charges, governmental royalties, penalties, interest and fines claimed against them, other than those which are being contested by them by Permitted Contest; each such person has made adequate provision for, and all required instalment payments have been made in respect of, Taxes payable for the current period for which returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by any such person or the payment of any Taxes; there are no actions or proceedings being taken by any Governmental Authority in any jurisdictions where the Company, any Initial Subsidiary Guarantor or any Material Subsidiary carries on business or is required to file a tax return to enforce the payment of any Taxes by it other than those which are being contested by it by Permitted Contest.

(b) As of the date of the Closing, the Company and each Initial Subsidiary Guarantor are permitted to make all payments of interest on, or in respect of, the principal amount of the Non-Canadian Held Notes and interest on such interest, Make-Whole Amount or Modified Make-Whole Amount and interest thereon, and the principal amount of the Non-Canadian Held Notes (in each case, a “Payment”) to a holder free and clear of and without deduction for or on account of any Taxes imposed under Part XIII of the Tax Act (collectively, “Imposed Taxes”), and any such amounts as are owing or payable or which become owing or payable by and are paid to a holder will not presently be subject to any Imposed Taxes, provided that at all relevant times:

(i) such holder does not use the Non-Canadian Held Notes in, or hold the Non-Canadian Held Notes in the course of, carrying on business in Canada, and is not deemed to use the Non-Canadian Held Notes in connection with a business carried on in Canada for the purposes of the Tax Act, and if such holder carries on an insurance business in Canada and elsewhere, it establishes that the debt evidenced by the Non-Canadian Held Note is neither “designated insurance property” (as defined in subsection 138(12) of the Tax Act and Regulation 2401(1) thereunder), nor effectively connected with the insurance business it carries on in Canada,

(ii) the recipient of the Payment is not a “specified shareholder” of the Company within the meaning of subsection 18(5) of the Tax Act and deals at arm’s length with the Company and the payor of the payment and any such specified shareholder of the Company or payor for the purposes of the Tax Act; and

(iii) this representation and warranty does not apply to any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settler, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and Canada, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein.

(c) As of the date of the Closing, the Company and each Initial Subsidiary Guarantor is permitted to make all Payments on or in respect of Canadian Held Notes to a holder of Canadian Held Notes free and clear of and without deduction for or on account of any Imposed Taxes.

(d) For the purposes of this Section 5.14, all Notes that, at any relevant date of determination hereunder, are held by a Person that is resident or deemed to be a resident of Canada for the purposes of Part XIII of the Tax Act as at such date, are herein called “Canadian Held Notes,” and all Notes that are not Canadian Held Notes are herein called “Non-Canadian Held Notes.”

5.15.	Organization and Ownership of Shares of Subsidiaries; Affiliates; Guarantors.

(a) Schedule 5.15 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.15 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.15).

(c) As of the date hereof, all of the Initial Subsidiary Guarantors are listed on Schedule 4.2 (and for certainty, each Subsidiary which is a borrower or a guarantor under the Bank Facilities, and each Subsidiary which is a borrower or a guarantor under the 2011 Note Purchase Agreement, is a Subsidiary Guarantor hereunder) and all Material Subsidiaries (which are not also Subsidiary Guarantors) are listed on Schedule 5.15.

5.16.	Intellectual Property.

The Company, the Initial Subsidiary Guarantors and the Material Subsidiaries have or have the legal right to use all Intellectual Property necessary for the operation and conduct of their business, affairs, operations and processes, except to the extent that the failure to have the same would not have or reasonably be expected to have a Material Adverse Effect and, to the best of their knowledge and belief, no person has asserted any claim or taken any step or proceedings to prohibit or limit the use of such Intellectual Property by the Company, any of the Initial Subsidiary Guarantors or any of the Material Subsidiaries, in respect of which claim, step or proceedings there is a reasonable likelihood of a determination adverse to the Company, any Initial Subsidiary Guarantor or any Material Subsidiary and which, if determined adversely, would have or would reasonably be expected to have a Material Adverse Effect.

5.17.	Insurance.

The Company, each Initial Subsidiary Guarantor and each Material Subsidiary maintains, with financially sound and reputable insurers, insurance with respect to its respective properties and businesses and against such casualties and contingencies and in such types and amounts as are in accordance with customary business practices for corporations of the size and type of business and operations as the Company, each such Initial Subsidiary Guarantor and each such Material Subsidiary.

5.18.	Employee Benefit Plans; Non-U.S. Plans.

(a) To the extent applicable, the Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of non-compliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. None of the Company or any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(b) To the extent applicable, the present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA, determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than U.S.$1,000,000 in the case of any single Plan and by more than U.S.$3,000,000 in the aggregate for all Plans. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by more than U.S.$1,000,000. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) To the extent applicable, the Company and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(d) To the extent applicable, the expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) Assuming that each Purchaser that is required to identify plans under Section 6.2 has furnished to the Company a complete and accurate written list of all plans used in connection with the purchase of the Notes or any interest therein, and assuming the Company has not indicated in writing to such Purchaser prior to such proposed purchase (which proposed purchase shall not occur earlier than three (3) Business Days after the date on which the such Purchaser has furnished such disclosure to the Company) that such purchase would be prohibited under section 406 of ERISA, the execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or a transaction in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.18(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply would not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue would not be reasonably expected to have a Material Adverse Effect.

5.19.	Private Offering by the Company.

(a) Neither the Company or anyone acting on its behalf has offered the Notes to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 45 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

(b) No form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) was used by the Company nor anyone acting on its behalf, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in connection with the offer and sale of the Notes pursuant to this Agreement.

(c) No securities similar to the Notes have been offered, issued or sold by the Company nor anyone acting on its behalf within the six month period immediately prior to the date hereof.

5.20.	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes to repay indebtedness under the Bank Facilities, to pay the fees and expenses of the placement agents in connection with the sale and issuance of the Notes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CPR 220). Margin stock does not constitute any of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute any of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.21.	Existing Indebtedness; Future Liens.

(a) Except as described therein, Schedule 5.21 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of November 30, 2017 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guarantees thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Debt of the Company or its Subsidiaries. None of the Company or any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.21, none of the Company or any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

(c) None of the Company or any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company or any Subsidiary Guarantor except as specifically indicated in Schedule 5.21.

5.22.	Foreign Assets Control Regulations, Etc.

{Redacted Section}

5.23.	Status under Certain Statutes.

None of the Company or any Subsidiary is subject to regulation under the United States Investment Company Act of 1940, as amended, the United States Public Utility Holding Company Act of 2005, as amended, the United States ICC Termination Act of 1995, as amended, or the United States Federal Power Act, as amended.

5.24.	Environmental Matters.

(a) To the best of the knowledge and belief of the Company, after due inquiry, the Company, the Initial Subsidiary Guarantors, the Material Subsidiaries and their respective properties, assets and undertakings taken as a whole comply in all respects and the businesses, activities and operations of same and the use of such properties, assets and undertakings and the processes and undertakings performed thereon comply in all respects with all Environmental Laws except to the extent that failure to comply would not have and would not reasonably be expected to have a Material Adverse Effect; further, the Company does not know, and has no reasonable grounds to know, of any facts which result in or constitute or are likely to give rise to non-compliance with any Environmental Laws, which facts or non-compliance have or would reasonably be expected to have a Material Adverse Effect.

(b) The Company, the Initial Subsidiary Guarantors and the Material Subsidiaries have not received written notice and, except as disclosed in Schedule 5.24, the Company has no knowledge after due inquiry, of any facts which would reasonably be expected to give rise to any notice of non-compliance with any Environmental Laws, which non-compliance has had or would reasonably be expected to have a Material Adverse Effect and neither the Company, any Initial Subsidiary Guarantor nor any Material Subsidiary has received any notice that the Company, any of the Initial Subsidiary Guarantors or any Material Subsidiary is a potentially responsible party for a federal, provincial, regional, municipal or local clean up or corrective action in connection with their respective properties, assets and undertakings where such clean up or corrective action has had or would reasonably be expected to have a Material Adverse Effect.

5.25.	Ranking of Obligations.

The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with its obligations under each Principal Debt Facility and all other unsubordinated Debt of the Company. Each Initial Subsidiary Guarantor’s payment obligations under its Subsidiary Guarantee will, upon issuance thereof, rank at least pari passu, without preference or priority, with its obligations in respect of each Principal Debt Facility and all other unsubordinated Debt of such Initial Subsidiary Guarantor.

5.26.	Solvency.

Each of the Company, the Initial Subsidiary Guarantors and the Material Subsidiaries is not insolvent and is able to pay its liabilities as they become due and the realizable value of each of such entity’s assets is not less than the aggregate of its liabilities.

5.27.	Labour Matters.

None of the Company or its Subsidiaries is engaged in any unfair labour practice that would reasonably be expected to cause a Material Adverse Change; and there is no unfair labour practice complaint pending against any of the Company or its Subsidiaries, or threatened against any of them, before any Governmental Authority that if adversely determined would reasonably be expected to cause a Material Adverse Change. No grievance or arbitration arising out of or under any collective bargaining agreement is pending against any of the Company or its Subsidiaries or, to the best of the Company’s knowledge, threatened against any of them except such as would not reasonably be expected to cause a Material Adverse Change. No strike, labour dispute, slowdown or stoppage is pending against any of the Company or its Subsidiaries or, to the best of the Company’s knowledge, threatened against any of them and no union representation proceeding is pending with respect to any employees of the Company or its Subsidiaries, except (with respect to any matter specified in this sentence, either individually or in the aggregate) such as would not reasonably be expected to cause a Material Adverse Change.

6.	REPRESENTATIONS OF THE PURCHASERS.

6.1.	Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act, or qualified for distribution by a prospectus under applicable Canadian securities laws, and may be transferred or resold (including by pledge or hypothecation) only if registered pursuant to the provisions of the Securities Act and a valid qualification exemption under applicable state or provincial securities or “blue sky” laws, or if an exemption from registration or qualification is available, except under circumstances where neither such registration nor such an exemption is required by law, and may be transferred or resold (including by pledge or hypothecation) in Canada only in compliance with applicable Canadian federal and provincial securities laws and that the Company is not required to register or qualify the Notes in the United States or Canada. Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; it has previously invested in securities similar to the Notes (but issued by other Persons); and it (or, if it is purchasing for a managed account, such account on behalf of which such Purchaser is acting) is able to bear the economic risk of its investment in the Notes and is presently able to afford the complete loss of such investment; it (or, if it is purchasing for a managed account, such account on behalf of which such Purchaser is acting) is a resident of Canada or is an Institutional Accredited Investor; and it acknowledges it has been afforded sufficient access to information about the Company and its Subsidiaries and their financial condition and business and the terms and conditions of the offering of the Notes sufficient to enable it to evaluate its investment in the Notes.

Each Purchaser acknowledges that it has been provided with a copy of the Memorandum and has been afforded the full opportunity to review the Memorandum and is solely responsible, at its own expense, for obtaining such tax, investment, legal and other professional advice as it considers appropriate in connection with this Agreement and the purchase of the Notes.

If such Purchaser is a resident of Canada:

(a) it is a resident of any of the province of Ontario, Quebec, Manitoba, Alberta, Saskatchewan or British Columbia and is entitled under applicable Canadian securities laws to purchase the Notes without the benefit of a prospectus qualified under those securities laws; and

(b) it acknowledges that the sale and delivery of the Notes to such Purchaser and (if applicable) to any purchaser on whose behalf such Purchaser is contracting hereunder, is conditional upon such sale being exempt from the prospectus and dealer registration requirements under applicable securities laws in the province of Canada in which such Purchaser is resident.

If such Purchaser is a resident of Canada, each such Purchaser severally represents that:

(a)	it:

(i)

is an “accredited investor” as such term is defined in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) or Section 73.3 of the Securities Act (Ontario) as applicable as it is either: (1) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; (2) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada; (3) a Schedule III bank; (4) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; or (5) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada; and

(ii)

is either (A) purchasing the Notes as principal, or (B) is deemed to be purchasing as principal for the purposes of NI 45-106 as it is a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

Each Purchaser acknowledges that the offering and sale of the Notes is being made to Purchasers in the United States, Canada and other countries by the Company, a corporation headquartered in the Province of Alberta, Canada, pursuant to an exemption from the prospectus requirements of the Securities Act (Alberta). Each Purchaser of Notes outside of Canada and not otherwise a resident of Canada, certifies that it is not located in, or a resident of, the Province of Alberta or any other province or territory of Canada, and acknowledges that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Notes;

(b) there is no government or other insurance covering the Notes;

(c) there are risks associated with the purchase of the Notes;

(d) there are restrictions on the purchaser’s ability to resell the Notes and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Notes; and

(e) the Company has advised such Purchaser through this Agreement that it is relying on an exemption from the requirements of the Securities Act (Alberta) to provide the purchaser with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and, as a consequence of acquiring Notes pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta), including statutory rights of rescission or damages, will not be available to the purchaser.

Each Purchaser acknowledges that the Notes are subject to resale restrictions under applicable securities laws, and it has been advised to consult its own legal advisors with respect to applicable resale restrictions.

Each Purchaser severally agrees it will comply with all relevant securities legislation concerning any resale of the Notes.

The Purchasers acknowledge that the Notes shall bear a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF ENERFLEX LTD. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY, WHETHER DIRECTLY OR INDIRECTLY, (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATIONS UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 16, 2018.

Each Purchaser severally represents that it is either:

(i) (x) an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and (y) acquiring the Notes for its own account; or

(ii) (x) a qualified institutional buyer (as defined under Rule 144A under the Securities Act) and (z) acquiring the Notes for its own account or for the account of a qualified institutional buyer.

Each Purchaser:

(i) acknowledges that the Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Act, that such Notes have not been registered under the Act or any applicable state securities laws;

(ii) acknowledges that it has not purchased the Notes as a result of any general solicitation or general advertising, including, without limitation, advertisements, articles, notices or other communications published on the Internet or in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(iii) understands that if it decides to offer, sell or otherwise transfer the Notes, such securities may be offered, sold or otherwise transferred only (A) to the Company, (B) outside the United States in accordance with Regulation S under the Securities Act, (C) in accordance with an applicable exemption from the registration requirements of the Securities Act, or (D) pursuant to an effective registration statement under the Securities Act, and, in each case in accordance with any applicable state securities laws in the United States or the applicable securities laws of any other jurisdiction.

If a Purchaser is a company, partnership, unincorporated association or other entity, each Purchaser severally represents that it has the legal capacity and competence to enter into this Agreement and that all necessary approvals of directors, shareholders or otherwise have been given and obtained.

Each Purchaser severally represents that it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it is able to bear the economic risk of loss of its investment.

6.2.	Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, and each such plan, account or fund has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Any Purchaser or transferee that is relying on any of clauses (c), (d), (e) or (g) of this Section 6.2 shall provide the written disclosure required in such clause to the Company at least three Business Days prior to the purchase or transfer of a Note. If the Company indicates in writing to such Purchaser or transferee prior to the proposed purchase or transfer that such purchase or transfer would be prohibited under section 406 of ERISA, then such purchase or transfer shall not be effectuated.

Each Purchaser severally represents that the funds which will be advanced by the Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the “PCMLA”) and Terrorist Financing Act (Canada) and the Purchaser acknowledges that the Company may in the future be required by law to disclose the Purchaser’s name and other information relating to its investment and subscription hereunder, on a confidential basis, pursuant to the PCMLA.

To the best of the knowledge of such Purchaser none of the subscription funds to be provided by the Purchaser have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction; or are being tendered on behalf of a person or entity who has not been identified to such Purchaser. Each Purchaser shall promptly notify the Company if such Purchaser discovers that any of such representations ceases to be true, and will provide the Company with appropriate information in connection therewith.

7.	INFORMATION AS TO THE COMPANY SUBSIDIARIES.

7.1.	Financial and Business Information.

The Company shall deliver to each holder of Notes that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

(a) Interim Statements of the Consolidated Company – promptly after the same are available and in any event within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

(i) unaudited consolidated balance sheet of the Company as at the end of such period, and

(ii) unaudited consolidated statements of income and retained earnings, and of cash flows, of the Company for such period and for the portion of the fiscal year ending with such quarter,

setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with IFRS applicable to interim financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Company and its results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that the Company shall be deemed to have made such delivery of such financial information if it shall have timely made such financial information available on “SEDAR” (at the date of this Agreement located on the worldwide web at: http://www.sedar.com) or on its home page on the worldwide web (at the date of this Agreement located at: http://www.enerflex.com) (such availability thereof being referred to as “Electronic Delivery”) and such certification is in accordance with Multilateral Instrument 52-109 (Certification of Issuers’ Annual and Interim Filings as adopted by the Canadian Securities Administrator) (“MI 52-109”);

(b) Annual Statements of the Consolidated Company – promptly after the same are available and in any event within 90 days after the end of each fiscal year of the Company, duplicate copies of

(i) a consolidated balance sheet of the Company as at the end of such year, and

(ii) consolidated statements of income and retained earnings, and of cash flows, of the Company for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with IFRS, and accompanied by a report thereon of a firm of independent chartered accountants of recognized international standing, which report shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the Company and its results of operations and cash flows and have been prepared in conformity with IFRS, and that the examination of such accountants in connection with such financial statements has been made in accordance with IFRS, and that such audit provides a reasonable basis for such report in the circumstances, provided that the Company shall be deemed to have made such delivery of such financial information if it shall have timely made Electronic Delivery thereof and such financial information shall have been certified by a Senior Financial Officer in accordance with MI 52-109;

(c) Securities Commission and Other Reports – promptly furnish to each holder of the Notes copies of all registration materials, financial statements, reports, material change reports, circulars, notices and other non-confidential information that the Company was required by applicable law to file and has filed with any securities commission or stock exchange, has furnished to its shareholders or publicly disclosed (whether by way by advertisement or otherwise), except for insider reports and other filings which are of an administrative nature and do not contain any material information with respect to the business, affairs or financial condition of the Company and its Subsidiaries. The Company shall be deemed to have satisfied its obligations under this Section 7.1(c) if it shall have timely made Electronic Delivery thereof;

(d) Notice of Material Litigation – promptly written notice of any litigation, proceeding or dispute affecting the Company, any of the Subsidiary Guarantors or any of the Material Subsidiaries in respect of a demand or claim in respect of which there is a reasonable likelihood of an adverse determination and which if adversely determined would reasonably be expected to result in a liability, obligation or judgment in excess of {Redacted}% of Consolidated Net Tangible Assets (in aggregate at any point in time) or to have a Material Adverse Effect, and shall from time to time furnish to such holders of Notes all reasonable information requested by such holders concerning the status of any such litigation, proceeding or dispute;

(e) Notice of Default or Event of Default – promptly and in any event within five (5) days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company or any Subsidiary is taking or proposes to take with respect thereto;

(f) Notice of Material Adverse Effect or Material Adverse Change – as soon as reasonably practicable, promptly notify the holders of Notes of:

(i) any event, circumstance or condition that has had or is reasonably likely to have a Material Adverse Effect; and

(ii) any Material Adverse Change;

(g) Notice of New Material Subsidiaries – promptly of the acquisition, creation or existence of each new Material Subsidiary;

(h) Employee Benefit Matters – promptly and in any event within 10 Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or

(iv) receipt of notice of the imposition of a Material financial penalty with respect to one or more Non-U.S. Plans (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise, but shall not include liability for contributions required to be made in the ordinary course to any such Non-U.S. Plan); and

(i) Requested Information – with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or its Subsidiaries or relating to their ability to perform their respective obligations under any Financing Agreement as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Company or any Subsidiary explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

7.2.	Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer (substantially in the form attached as Exhibit 7.2) setting forth:

(a) Covenant Compliance – the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.7, 10.8, 10.11 and 10.12, as applicable, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default – a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the interim or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default (except as previously reported under Section 7.1(e)) or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company or any Subsidiary shall have taken or proposes to take with respect thereto.

7.3.	Visitation.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default – if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers/management, and (with the consent of the Company, which consent will not be unreasonably withheld) the Company’s independent chartered accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and its Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default – if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company and its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company, on its own behalf and on behalf of its Subsidiaries, authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested in writing.

7.4.	Limitation on Disclosure Obligation.

The Company shall not be required to disclose the following information pursuant to Section 7.1(c), 7.1(f), 7.1(i) or 7.3:

(a) information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b) information that, notwithstanding the confidentiality requirements of Section 21, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favour the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Company has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Company will provide such holder with a written opinion of counsel (which may be addressed to the Company) relied upon as to any requested information that the Company is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

8.	PAYMENT AND PREPAYMENT OF THE NOTES.

8.1.	Maturity.

As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

8.2.	Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.	Prepayment for Tax Reasons with Modified Make-Whole Amount.

If at any time as a result of a Change in Tax Law (as defined below) the Company is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes in an aggregate amount for all affected Notes equal to 5% or more of the aggregate amount of such interest payment on account of all of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment plus an amount equal to the Modified Make-Whole Amount for each such Note, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”). Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax

Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make-Whole Amount shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid. Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of a Note being so prepaid a certificate of a Senior Financial Officer specifying the calculation of such Modified Make-Whole Amount as of such prepayment date.

No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.3, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

The Company may not offer to prepay or prepay Notes pursuant to this Section 8.3 (a) if a Default or Event of Default then exists, (b) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (c) if the obligation to make such Additional Payments directly results or resulted from actions taken by the Company or any Subsidiary (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.

For purposes of this Section 8.3: “Additional Payments” means additional amounts required to be paid to a holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of Canada after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of Closing, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction became a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Company (which shall be evidenced by an Officer’s Certificate of the Company and supported by a written opinion of counsel having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

8.4.	Prepayment on Change of Control Without Make-Whole.

The Company shall, within five (5) Business Days after any Responsible Officer has knowledge of the occurrence of a Change of Control, give all holders of Notes written notice thereof (each, a “Change of Control Prepayment Notice”), which notice shall contain and constitute an offer to prepay the Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) at 100% of the principal amount so prepaid, without any Make-Whole Amount, Modified Make-Whole Amount or other premium, together with interest accrued thereon to the date of such prepayment. Each holder of a Note that wishes to accept such prepayment in respect of all or any of the Notes held by it shall give written notice to that effect to the Company no more than 20 days after receipt of the Change of Control Prepayment Notice (each, a “Change of Control Prepayment Acceptance Notice”). The form of Change of Control Prepayment Acceptance Notice and a description in reasonable detail of the nature and date of the Change of Control shall accompany the Change of Control Prepayment Notice. Failure to give a Change of Control Prepayment Acceptance Notice with respect to any Note within such 20-day period shall be deemed to be a rejection of the prepayment of such Note or Notes held by such holder. The principal amount of all Notes that are the subject of a Change of Control Prepayment Acceptance Notice together with interest accrued thereon to the date of such prepayment shall become due and payable on such prepayment date.

For purposes of this Section 8.4, any holder of more than one Note may act separately with respect to each Note so held (with the effect that a holder of more than one Note may accept such offer with respect to one or more Notes so held and reject such offer with respect to one or more other Notes so held).

8.5.	Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, (a) the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.6.	Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the Make-Whole Amount or Modified Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7.	Purchase of Notes.

The Company will not and will not permit any Affiliate that it controls to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement or (b) pursuant to an offer to purchase made by the Company or such Affiliate pro rata to the holders of all Notes of any series at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 50% of the principal amount of the Notes of such series then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of such series of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.8.	Make-Whole Amount and Modified Make-Whole Amount.

The terms “Make-Whole Amount” and “Modified Make-Whole Amount” mean, with respect to any Notes, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero. All payments of Make-Whole Amount and Modified Make-Whole Amount in respect of any Note (i) denominated in Canadian Dollars shall be made in Canadian Dollars and (ii) denominated in U.S. Dollars shall be made in U.S. Dollars. For the purposes of determining the Make-Whole Amount or Modified Make-Whole Amount with respect to any Notes, the following terms have the following meanings:

“Applicable Percentage” in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.3 means {Redacted}% ({Redacted} basis points), and in the case of a computation of the Make-Whole Amount for any other purpose means {Redacted} % ({Redacted} basis points).

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.3 has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of:

(i) any Note denominated in Canadian Dollars, the sum of (x) the Applicable Percentage plus (y) the yield to maturity, as of the third Business Day preceding the Settlement Date with respect to such Called Principal, as provided by two major Canadian investment dealers designated by the Company and acceptable to holders of at least 51% in principal amount of the Canadian Dollar denominated Notes, for a non-callable Government of Canada bond in Canadian Dollars having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by interpolating linearly between (1) the non-callable Government of Canada bond in Canadian Dollars with the duration closest to and greater than the Remaining Average Life of such Called Principal and (2) the non-callable Government of Canada bond in Canadian Dollars with the duration closest to and less than the Remaining Average Life of such Called Principal; and

(ii) any Note denominated in U.S. Dollars, the sum of the (x) Applicable Percentage plus (y) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year), that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.	AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

9.1.	Insurance.

The Company will, and will cause the Subsidiary Guarantors and Material Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies and in such types and such amounts as shall be in accordance with customary business practices for corporations of the size and type of business and operations as the Company and its Subsidiaries, to the extent such insurance is available on reasonable commercial terms.

9.2.	Maintenance and Operations.

The Company shall do or cause to be done, and will cause each Subsidiary to do or cause to be done, all things necessary or required to have all its properties, assets and operations owned, operated and maintained in accordance with diligent and prudent industry practice and Applicable Laws except to the extent that the failure to do or cause to be done the same would not have and would not reasonably be expected to have a Material Adverse Effect.

9.3.	Maintain Existence; Compliance with Legislation Generally; Required Permits.

Except as otherwise permitted by Section 10.2 and 10.6, the Company shall, and shall cause each of the Subsidiary Guarantors and the Material Subsidiaries, to preserve and maintain its corporate, partnership, trust or other existence (as the case may be) as a corporation, partnership, trust or limited liability company existing under the laws of its applicable jurisdiction of organization. The Company shall do or cause to be done, and shall cause each of the Subsidiary Guarantors and the Material Subsidiaries to do or cause to be done, all acts necessary or desirable to comply with all Applicable Laws, except (other than in the case of laws relating to corruption and bribery) where such failure to comply does not and would not reasonably be expected to have a Material Adverse Effect, and to preserve and keep in full force and effect all Required Permits and all other franchises, licences, rights, privileges, permits and Governmental Authorizations necessary to enable the Company, each of the Subsidiary Guarantors and each of the Material Subsidiaries to operate and conduct their respective businesses in accordance with prudent industry practice, except to the extent that the failure to have any of the same does not and would not reasonably be expected to have a Material Adverse Effect.

9.4.	Books and Records.

The Company will, and will cause each Subsidiary, to keep proper books of record and account in which complete and correct entries, in all material respects, will be made of its transactions in accordance with IFRS.

9.5.	Priority of Obligations.

The Company will ensure that its payment obligations under this Agreement and the Notes at all times will, on and after the date the Notes are issued, rank at least pari passu, without preference or priority, with its obligations under the Principal Debt Facility, and with all other unsecured and unsubordinated Debt of the Company. The Company will further ensure that each Subsidiary Guarantor’s payment obligations under its Subsidiary Guarantee will, on and after the date the Notes are issued, rank at least pari passu, without preference or priority, with its obligations in respect of the Principal Debt Facility and with all other unsecured and unsubordinated Debt of such Subsidiary Guarantor.

9.6.	Subsidiary Guarantees; Release of Guarantees.

The Company will cause each Subsidiary of the Company (other than any other Subsidiary which already is a Subsidiary Guarantor) that hereafter becomes a borrower or a guarantor under the Principal Debt Facility concurrently therewith to enter into and become a party to a Subsidiary Guarantee, and to deliver to each holder of a Note the following:

(a) the Subsidiary Guarantee;

(b) a certificate signed by the President, the Chief Financial Officer, a Vice President or another authorized officer of such Subsidiary making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.3, 5.4, 5.11, 5.17, 5.25 and 5.26 but with respect to such Subsidiary and its Subsidiary Guarantee, and, if relevant under applicable law to the provision of the Subsidiary Guarantee, a certificate confirming the solvency of the Subsidiary;

(c) such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by the Subsidiary Guarantee; and

(d) an opinion of independent counsel satisfactory to the Required Holders to the effect that the Subsidiary Guarantee has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Subsidiary enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and other customary qualifications.

If:

(i) the lenders under all the Principal Debt Facilities have released or are concurrently unconditionally releasing the Guarantee of a Subsidiary Guarantor without direct or indirect compensation for doing so (or if any such compensation has been or is being provided, equivalent compensation is provided to the holders);

(ii) the lenders under all the Principal Debt Facilities have not advised the Company of their intention not to extend the maturity of all or any part of the Debt under the Principal Debt Facilities;

(iii) immediately prior to such release, and immediately after giving effect thereto, and to such Subsidiary ceasing to be a Subsidiary Guarantor, no Default or Event of Default (including as determined by a Current Financial Covenant Testing) exists or would exist, including under Section 10.12 and no “event of default” or “default” (however designated) exists under the Principal Debt Facility; and

(iv) for certainty, after giving effect thereto, and to such Subsidiary ceasing to be a Subsidiary Guarantor:

(A) all Debt that thereby becomes Priority Debt must then be permitted by Section 10.12 as if such Debt were incurred on the date of such release, and

(B) all Liens that immediately prior to such release were permitted pursuant to Section 10.5 must not then be prohibited immediately after such release as if the Debt that such Liens secure were incurred on the date of such release, then the holders shall, following receipt from the Company of an Officers’ Certificate certifying the factual matters in the foregoing Sections 9.6(d)(i) through 9.6(d)(iv) inclusive, concurrently release and discharge the Subsidiary Guarantor from its Subsidiary Guarantee.

(e) The Company shall also from time to time, by notice in writing to the holders of the Notes, be entitled to designate effective on the date set out in such notice that any Subsidiary Guarantor (other than a Subsidiary Guarantor that is required to be a Subsidiary Guarantor pursuant to the foregoing requirements of this Section 9.6) shall be a Non-Guarantor Subsidiary provided that, the Company shall not be entitled to designate that such a Subsidiary Guarantor shall be a Non-Guarantor Subsidiary if:

(i) a Default or an Event of Default has occurred and is continuing;

(ii) a Default or an Event of Default would result from or exist immediately after such a designation; or

(iii) for certainty, if after such designation the Company would not be in compliance with any of the terms and conditions hereof including, without limitation, the financial covenants set out in Section 10.11 (including as determined by a Current Financial Covenant Testing);

provided further that nothing in this Section 9.6(e) shall prohibit the Company from designating that a Subsidiary Guarantor shall be a Non-Guarantor Subsidiary (provided that the foregoing requirements of clauses (i) to (iii) of this paragraph (e) are satisfied) where such Subsidiary Guarantor ceases or will cease to be a borrower or a guarantor under all Principal Debt Facilities on or about the same date that such designation is made.

(f) The Company shall, concurrently with delivery of a notice pursuant to Section 9.6(e), deliver to the holder of the Notes an Officer’s Certificate certifying that the Company is entitled to make the designation referenced in such notice

9.7.	Subordination Agreements.

The Company will cause each Person (a “Subordinating Person”) that hereafter enters into a subordination agreement whereby it subordinates any obligations owed to such Subordinating Person by the Company or any Subsidiary of the Company in favour of any obligations owed by the Company or such Subsidiary under any Principal Debt Facility, to concurrently therewith enter into a subordination agreement on the same terms in favour of the holders of the Notes, and within three (3) Business Days thereafter, the Company shall deliver to each holder of a Note the following:

(a) such subordination agreement;

(b) if the Subordinating Person is the Company or a Subsidiary of the Company, a certificate signed by the President, the Chief Financial Officer, a Vice President or another authorized officer of the Company or such Subsidiary making representations and warranties to the effect of those contained in Sections 5.1, 5.3, 5.4 and 5.11, but with respect to such Subordinating Person and its Subordination Agreement;

(c) if the Subordinating Person is the Company or a Subsidiary of the Company, such documents and evidence with respect to such Subordinating Person as the Required Holders may reasonably request in order to establish the existence and good standing of such Subordinating Person and the authorization of the transactions contemplated by its subordination agreement; and

(d) if the Subordinating Person is the Company or a Subsidiary of the Company, an opinion of independent counsel satisfactory to the Required Holders to the effect that such subordination agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Subordinating Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and other customary qualifications.

If:

(i) the lenders under all the Principal Debt Facilities have released or are concurrently unconditionally releasing the Subordination Agreement of a Subsidiary without direct or indirect compensation for doing so (or if any such compensation has been or is being provided, equivalent compensation is provided to the holders);

(ii) the lenders under all the Principal Debt Facilities have not advised the Company of their intention not to extend the maturity of all or any part of the Debt under the Principal Debt Facilities; and

(iii) immediately prior to such release, and immediately after giving effect thereto, no Default or Event of Default (including as determined by a Current Financial Covenant Testing) exists or would exist, and no “event of default” or “default” (however designated) exists under the Principal Debt Facility;

notwithstanding that any such Debt or Lien may have existed at Closing then the holders shall, following receipt from the Company of an Officers’ Certificate certifying the factual matters in the foregoing Sections 9.7(d)(i) through 9.7(d)(iii) inclusive, concurrently release and discharge the Subsidiary from its Subordination Agreement.

9.8.	Payment of Royalties, Taxes, Withholdings, Etc.

The Company shall, and shall cause the Subsidiary Guarantors and the Material Subsidiaries, from time to time pay or cause to be paid all material royalties, rents, Taxes, rates, levies or assessments, ordinary or extraordinary, governmental fees or dues, and to make and remit all withholdings, lawfully levied, assessed or imposed upon the Company, the Subsidiary Guarantors and the Material Subsidiaries many of the assets of the Company, the Subsidiary Guarantors and the Material Subsidiaries as and when the same become due and payable, except when and so long as the validity of any such royalties, rents, Taxes, rates, levies, assessments, fees, dues or withholdings is being contested by the Company, the Subsidiary Guarantors or the Material Subsidiaries by a Permitted Contest or the failure to pay or cause to be paid the same would not have or reasonably be expected to have a Material Adverse Effect.

9.9.	Payment of Preferred Claims.

The Company shall, and shall cause the Subsidiary Guarantors and the Material Subsidiaries to, from time to time pay when due or cause to be paid when due all amounts related to wages, workers’ compensation obligations, government royalties or pension fund obligations and any other amount which may result in a lien, charge, Lien or similar encumbrance against the assets of the Company, such Subsidiary Guarantor or such Material Subsidiary arising under statute or regulation, except when and so long as the validity of any such amounts or other obligations is being contested by the Company, the Subsidiary Guarantors or the Material Subsidiaries by a Permitted Contest or the failure to pay or cause to be paid the same would not have or reasonably be expected to have a Material Adverse Effect.

9.10.	Environmental Covenants.

(a) Without limiting the generality of Section 9.3 above, the Company shall, and shall cause the Subsidiary Guarantors and the Material Subsidiaries to, conduct their business and operations so as to comply at all times with all Environmental Laws if the consequence of a failure to comply, either alone or in conjunction with any other such non-compliances, would have or would reasonably be expected to have a Material Adverse Effect.

(b) If the Company, any of the Subsidiary Guarantors or any of the Material Subsidiaries shall:

(i) receive or give any notice that a violation of any Environmental Law has or may have been committed or is about to be committed by the same, and if such violation has or would reasonably be expected to have a Material Adverse Effect;

(ii) receive any notice that a complaint, proceeding or order has been filed or is about to be filed against the same alleging a violation of any Environmental Law, and if such violation would reasonably be expected to have a Material Adverse Effect; or

(iii) receive any notice requiring the Company, a Subsidiary Guarantor or a Material Subsidiary, as the case may be, to take any action in connection with the release of Hazardous Materials into the environment or alleging that the Company, such Subsidiary Guarantor or such Material Subsidiary may be liable or responsible for costs associated with a response to or to clean up a Release of Hazardous Materials into the environment or any damages caused thereby in excess of {Redacted}% of Consolidated Net Tangible Assets (in aggregate at any point in time), or if such action or liability has or would reasonably be expected to have a Material Adverse Effect, the Company shall promptly provide the holders of the Notes with a copy of such notice and shall, or shall cause such Subsidiary Guarantor or Material Subsidiary to, furnish to the holders of Notes from time to time all reasonable information requested by the Required Holders relating to the same.

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9.11.	Post-Closing Undertaking.

The Company agrees to use commercially reasonable efforts to correct (a) the Founder’s Declaration and (b) the Articles of Association of its Subsidiary, Enerflex Middle East SPC Owned By Enerflex Middle East Ltd. (the “Bahrain Subsidiary”), not later than 90 days following the date of Closing, to correctly identify that the organizational jurisdiction of its sole shareholder, Enerflex Middle East Ltd., is Barbados and not the United States (the “Correction”). If such Correction is not obtained by such date, such failure will not result in a Default or an Event of Default hereunder; however, in all events, the Company shall continue to diligently pursue such Correction and shall provide the holders with information relating to the status of such Correction upon request. Promptly upon finalizing the Correction, the Company will deliver to each holder of the Notes an updated legal opinion of Bahraini counsel and an officer’s certificate for the Bahrain Subsidiary, each in substantially the same form delivered in connection with the Closing, except confirming the completion of the Correction and confirming the due registration, capacity and authority of the Bahrain Subsidiary to enter into the Guarantee without reference to the needed Correction. If, at any time, the Company determines that, notwithstanding the use of commercially reasonable efforts, it is impossible to obtain the Correction, it shall promptly notify all holders of the Notes.

10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

10.1.	Transactions with Affiliates.

Except in respect of transactions between or among the Company and/or one or more of the Subsidiary Guarantors and/or the Material Subsidiaries, the Company shall not, nor shall it permit any Subsidiary Guarantor or any Material Subsidiary to, enter into any contract, agreement or transaction whatsoever, including for the sale, purchase, lease or other dealing in any property or the provision of any services (other than office and administration services provided in the ordinary course of business), with any Affiliate except upon fair and reasonable terms, which terms are not less favourable to the Company, a Subsidiary Guarantor or a Material Subsidiary, as applicable, than it would obtain in an arm’s length transaction.

10.2.	Merger, Consolidation, Etc.; Reorganization.

Except as permitted under Section 10.6 or Section 10.7, the Company will not, and will not permit any Subsidiary Guarantor or Material Subsidiary to, consolidate with or merge with or amalgamate with any other Person or convey, transfer or lease all or substantially all of its assets (including by way of a winding up or dissolution) in a single transaction or series of transactions to any Person unless:

(a) in the case of any such transaction involving the Company or a Subsidiary Guarantor, the successor formed by such consolidation or amalgamation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company or Subsidiary Guarantor as an entirety (including by way of a winding up or dissolution), as the case may be, shall be a solvent corporation, limited liability company, partnership or trust organized and existing under the laws of Canada or any province thereof or of the United States or any State thereof (including the District of Columbia) or, in the case of a Subsidiary Guarantor, in the jurisdiction of its organization or creation and (i) such corporation, limited liability company, partnership or trust shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of each respective Financing Agreement by which the Company or Subsidiary Guarantor was bound and (ii) shall have caused to be delivered to each holder of any Notes an opinion of Davies Ward Phillips & Vineberg LLP or other independent counsel licensed in the relevant jurisdictions and reasonably satisfactory to the Required Holders, to the effect that (A) all agreements or instruments effecting such assumption are enforceable in accordance with their terms and (B) as a result of such transaction, none of the Company or any Subsidiary Guarantor that continues to exist has been released from its obligations under the Financing Agreements; provided that agreements or instruments of assumption shall not be required hereunder if such assumption occurs by operation of law, and the Company delivers an opinion of such counsel to that effect;

(b) in the case of any such transactions involving any other Subsidiary, the successor formed by such consolidation or amalgamation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Subsidiary as an entirety, as the case may be, shall be a Subsidiary organized and existing under the laws of Canada or any province thereof or of the United States or any State thereof (including the District of Columbia) or the jurisdiction of its organization or creation in any other case; and

(c) in all cases, immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing (including as determined by a Current Financial Covenant Testing).

No such conveyance, transfer or lease of all or substantially all of the assets of the Company or a Subsidiary Guarantor shall have the effect of releasing it or any successor Person that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes or any other Financing Agreement.

10.3.	Change of Business.

The Company shall not, and shall not permit any Subsidiary Guarantor or any Material Subsidiary to, change in any material respect its Business.

10.4.	Economic Sanctions, Etc.

The Company will not and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) have any investment in or engage in any dealing or transaction with any Person if such investment, dealing or transaction would be in violation of, or result in the imposition of sanctions under, any Sanctions Laws applicable to the Company or such Controlled Entity, except, in the case of this clause (b), to the extent that such violation or sanctions, if imposed, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

10.5.	Liens.

The Company will not, and will not permit any Subsidiary Guarantor or any Material Subsidiary to, create, issue, incur, assume or permit to exist any Lien on any of its or their property, undertakings or assets, other than Permitted Liens and Liens securing Priority Debt permitted hereby.

Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary Guarantor or Material Subsidiary to, grant any Lien securing Debt under or pursuant to any Principal Debt Facility unless and until all obligations of the Company under the Notes and of any Subsidiary Guarantor shall concurrently be secured equally and ratably with such Debt under and pursuant to any Principal Debt Facility pursuant to documentation in form and substance reasonably satisfactory to the Required Holders.

10.6.	No Dissolution.

The Company shall not, and shall not permit any Subsidiary Guarantor or any Material Subsidiary to, liquidate, dissolve or wind up or take any steps or proceedings in connection therewith except (i) in the case of Subsidiary Guarantors, where the successor thereto or transferee thereof is the Company or another Subsidiary Guarantor or (ii) in the case of Material Subsidiaries, where the successor thereto or transferee thereof is the Company, a Subsidiary Guarantor or another Material Subsidiary.

10.7.	Limit on Sale of Assets.

Except for Permitted Dispositions, the Company shall not, and shall not permit any Subsidiary to, sell, transfer or otherwise dispose of any of their respective property or assets (i) during the continuance of a Default or Event of Default or (ii) in any calendar year, whether in one or a series of transactions, which, in aggregate, have a fair market value in excess of {Redacted}% of Consolidated Net Tangible Assets.

10.8.	Limit on Investments and Financial Assistance.

The Company shall not, and shall not permit any Subsidiary Guarantor or any Material Subsidiary to (i) make Investments in any person other than the Company or a Subsidiary Guarantor or (ii) provide any Financial Assistance to or for the benefit of any person other than the Company or a Subsidiary Guarantor, other than (A) amounts not in excess, in the aggregate, in any calendar year, of {Redacted}% of Consolidated Net Tangible Assets plus 100% of the net proceeds to the Company, such Subsidiary Guarantor or Material Subsidiary from any equity offerings completed after June 22, 2011 and (B) an Investment in a person that will become a Subsidiary Guarantor by delivering a Subsidiary Guarantee concurrently with or immediately following the making of the Investment.

10.9.	Limits on Distributions.

The Company shall not make any Distributions during the continuance of a Default or Event of Default or which, immediately following such Distribution, would have or would reasonably be expected to result in a Default or Event of Default.

10.10.	No Financial Instruments Other Than Permitted Hedging.

The Company shall not and shall not permit any Subsidiary to enter into, transact or have outstanding any Financial Instruments or Financial Instrument Obligations other than Permitted Hedging.

10.11.	Financial Covenants.

(a) Maximum Net Funded Debt to EBITDA Ratio

As at each Quarter End, the Company shall not permit the Net Funded Debt to EBITDA Ratio to exceed 3.00:1.00, such ratio to be calculated on a rolling four quarter basis.

Notwithstanding the foregoing, for the four Quarter Ends following the completion of a Material Acquisition, the Company shall not permit the Net Funded Debt to EBITDA Ratio to exceed 3.50:1.00 (the “Acquisition Leverage Step Up”) provided that (i) without taking into account the Material Acquisition, the Net Funded Debt to EBITDA Ratio shall not have exceeded 3.00:1.00 as at each such Quarter Ends and (ii) if the Company has previously invoked the Acquisition Leverage Step Up, the Company shall only be entitled to again invoke the Acquisition Leverage Step Up if the Net Funded Debt to EBITDA Ratio shall not have exceeded 3.00:1.00 for the two Quarter Ends preceding the subsequent Material Acquisition in question.

(b) Minimum Interest Coverage Ratio

As at each Quarter End, the Company shall not permit the Interest Coverage Ratio to be less than 3.00:1.00, such ratio to be calculated on a rolling four-quarter basis.

10.12.	Priority Debt.

The Company will ensure that Priority Debt will not at any time exceed {Redacted}% of Consolidated Net Tangible Assets, at such time, excluding for this purpose from Priority Debt, the amount of the obligations relating to the Capital Leases (which but for the adoption of International Financial Reporting Standards would have been classified as operating leases under IFRS in effect as of December 31, 2010).

11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note or any amount payable pursuant to Section 13 for more than five (5) days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Sections 7.1(e) or 10.11 and shall fail to remedy or cure the same within ten days; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), 11(b) and 11(c)), or the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term in a Subsidiary Guarantee, and in any case such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary or by any officer of the Company or any Subsidiary in this Agreement or in any other Financing Agreement or in any other writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) any of the Company, a Subsidiary Guarantor or a Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, receiver-manager, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; provided that any plan of arrangement under the Business Corporation Act (Ontario), the Business Corporation Act (Alberta), the Canada Business Corporations Act or any analogous statute, whether foreign or domestic, consummated in compliance with Section 10.2 shall not constitute an Event of Default under this clause (f); or

(g) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a Subsidiary Guarantor or a Material Subsidiary, a custodian, receiver, receiver-manager, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, a Subsidiary Guarantor or a Material Subsidiary, or any such petition shall be filed against the Company, a Subsidiary Guarantor or a Material Subsidiary and such petition shall not be dismissed within 30 days; provided that any plan of arrangement under the Business Corporation Act (Ontario), the Business Corporation Act (Alberta), the Canada Business Corporations Act or any analogous statute, whether foreign or domestic, consummated in compliance with Section 10.2 shall not constitute an Event of Default under this clause (g); or

(h) any event occurs with respect to the Company, a Subsidiary Guarantor or a Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(f) or 11(g), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(f) or 11(g); or

(i) except as permitted by Sections 10.2 and 10.6, if proceedings are commenced for the dissolution, liquidation or winding up of the Company, any Subsidiary Guarantor or any Material Subsidiary unless such proceedings are being actively and diligently contested in good faith to the satisfaction of the Required Noteholders; or

(j) if one or more final judgments, decrees or orders (after available appeals have been exhausted) for an aggregate amount in excess of {Redacted}% of Consolidated Net Tangible Assets shall be awarded against the Company, any Subsidiary Guarantor or any Material Subsidiary and the Company, any Subsidiary Guarantor or any such Material Subsidiary, as applicable, has not provided security (to the holders of the Notes, the applicable court that rendered such judgment, the judgment creditor or an agent or trustee for one of the foregoing) for any of such judgments, decrees or orders or caused such judgment, decree or order to be satisfied or stayed within 60 days of such judgment, decree or order being awarded; or

(k) any Financing Agreement shall cease to be a legal, valid and binding agreement enforceable against the Company, a Subsidiary Guarantor or a Material Subsidiary thereunder in any material respect in accordance with the respective terms thereof or shall in any way be terminated or become ineffective or inoperative, except for the cancellation of Notes in the ordinary course and in accordance with the terms hereof and the release of Subsidiary Guarantors in accordance with the terms hereof, or shall in any way whatsoever cease to give or provide in any material respect the respective rights, titles, interest, remedies, powers or privileges intended to be created thereby including, without limitation, a determination by any Governmental Authority or court that such Financing Agreement is invalid, void or unenforceable in any material respect or any party thereto shall contest or deny the validity or enforceability of any of its obligations under such Financing Agreement; or

(l) if the Company, any of the Subsidiary Guarantors or any Material Subsidiary (or any combination thereof) defaults in the payment when due (whether at maturity, upon acceleration, or otherwise) of Debt or Financial Instrument Obligations in aggregate in excess of {Redacted}% of Consolidated Net Tangible Assets unless such default has been remedied or waived in accordance with the provisions of the relevant indentures, credit agreements, instruments or other agreement evidencing such Debt or Financial Instrument Obligations; or

(m) if a default, event of default or other similar condition or event (however described) in respect of the Company, any of the Subsidiary Guarantors or any of the Material Subsidiaries (or any combination thereof) occurs or exists and is continuing under any indentures, credit agreements, agreements or other instruments evidencing or relating to Debt or Financial Instrument Obligations (individually or collectively) in an aggregate amount in excess of {Redacted}% of Consolidated Net Tangible Assets and such default, event or condition has resulted in such Debt or Financial Instrument Obligations becoming, or becoming capable at such time of being declared, due and payable thereunder before it would otherwise have been due and payable.

12.	REMEDIES ON DEFAULT, ETC.

12.1.	Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(f), 11(g) or 11(h) (other than an Event of Default described in clause (i) of Section 11(f) or described in clause (vi) of Section 11(f) by virtue of the fact that such clause encompasses clause (i) of Section 11(f)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or 11(b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.	Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or 12.1(c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than nonpayment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.	No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	TAX INDEMNIFICATION.

All payments whatsoever under the Financing Agreements will be made by the Company and the Subsidiary Guarantors free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by applicable law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction in which the Company or a Subsidiary Guarantor that in the payor of the payment is organized, resident for the purposes or is otherwise carrying on business in or from which Payments are made shall at any time be required in respect of any amounts to be paid by the Company or such Subsidiary Guarantor under the Financing Agreements, the Company or such Subsidiary Guarantor, as applicable, will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of the Financing Agreements after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of the Financing Agreements before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a) any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settler, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof or the exercise of remedies in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present, provided services or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Company or the Subsidiary Guarantor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of the Financing Agreements are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b) any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Company) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that, except in the case of backup withholding imposed under Section 3406 of the Code, such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the -Company no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof);

(c) any amount in excess of the amount of Tax that would be payable if the holder was a resident of the United States for the purpose of, and entitled to benefits as a resident of the United States under, the Canada-U.S. Income Tax Convention (1980), as amended;

(d) any Tax that would not have been imposed but for the holder (i) being a “specified shareholder” of the Company within the meaning of subsection 18(5) of the Tax Act or (ii) not dealing at arm’s length with the Company, the payor of the payment or a specified shareholder of the payor for the purposes of the Tax Act; or

(e) any combination of clauses (a), (b), (c) and (d) above.

If as a result of any payment by the Company or a Subsidiary Guarantor under the Financing Agreements, whether in respect of principal, Make-Whole Amount or Modified Make-Whole Amount (if any), interest, interest on overdue interest, fees or other payment obligations, any holder of a Note is required to pay tax under Part XIII of the Tax Act, then the Company and such Subsidiary Guarantor will, upon demand by such holder of any Note, indemnify the holder for the payment of any such amount, together with any interest, penalties and expenses in connection therewith, and for any Taxes on such indemnity payment provided that no indemnification payment shall be required to be made in respect of a Tax described in clauses (a), (b), (c), (d) or (e) of the previous paragraph. All amounts payable under this paragraph shall be payable by the Company and the applicable Subsidiary Guarantor, as applicable, on demand, shall, if paid in respect of interest, be a payment of additional interest, and shall bear interest at the Default Rate, calculated from the date demanded by such holder to the date paid by the Company or such Subsidiary Guarantor.

By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Company all such forms, certificates, documents and returns provided to such holder by the Company (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the holder’s country of residence and such Taxing Jurisdiction and (y) provide the Company with such information with respect to such holder as the Company may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company or mailed to the appropriate Taxing Jurisdiction, whichever is applicable, within 60 days following a written request of the Company (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

If any payment is made by the Company or Subsidiary Guarantor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Company or Subsidiary Guarantor pursuant to this Section 13, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, or a credit or a remission for such Taxes as against other Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, credit or remission, reimburse to the Company such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above and the immediately preceding paragraph) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

The Company will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Company, or Subsidiary Guarantor of any Tax in respect of any amounts paid under the Financing Agreements, the original tax receipt issued by the relevant Taxing Jurisdiction or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Company, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If the Company or Subsidiary Guarantor is required by any applicable law, as modified by the practice of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Company or Subsidiary Guarantor would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Company or Subsidiary Guarantor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company or Subsidiary Guarantor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the relevant Taxing Jurisdiction.

If the Company or Subsidiary Guarantor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Company (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Company, subject, however, to the same limitations with respect to Forms as are set forth above.

For purposes of this Section 13, the holder of the Notes shall refer to the beneficial owner thereof and not to any nominee that holds title to the Notes for such a beneficial owner.

The obligations of the Company under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

14.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1.	Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes of each series. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register of such series. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2.	Transfer and Exchange of Notes.

Subject to any restriction on transfer under applicable securities laws, upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note of the same series, and the Company shall prior to or contemporaneously with the execution and delivery of such one or more new Notes provide written notice to each of the Subsidiary Guarantors of such transfer or exchange. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1A, 1B, 1C or 1D, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than U.S.$100,000 (in the case of Series A Notes and Series C Notes) or Cdn.$100,000 (in the case of

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Series B Notes and Series D Notes), provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S.$100,000 or Cdn.$100,000, as applicable. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

14.3.	Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(b)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least Cdn.$75,000,000 (or the equivalent in another currency) or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note of the same series or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.	PAYMENTS ON NOTES.

15.1.	Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Calgary, Alberta at the principal office of the Company. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in Canada or the principal office of a bank or trust company in Canada.

15.2.	Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount, if any, interest and all other amounts coming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, plus any wiring fees applicable to wire transfers of funds, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

16.	EXPENSES, ETC.

16.1.	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of the Financing Agreements (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) review of any events or transactions contemplated by Sections 9.6, 9.7 and 10.2, (b) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Financing Agreements or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Financing Agreements, or by reason of being a holder of any Note, (c) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Financing Agreements and (d) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (d) shall not exceed U.S.$10,000. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

16.2.	Certain Taxes.

The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of the Financing Agreements or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or Canada or of any amendment of, or waiver or consent under or with respect to, the Financing Agreements, and to pay any goods and services or value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

16.3.	Survival.

The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of the Financing Agreements, and the termination of this Agreement.

16.4.	Currency of Expense Payments.

Unless otherwise requested by a holder of Notes, the Company covenants and agrees to pay all amounts required to be paid under this Section 16 in the Applicable Currency.

17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of the Financing Agreements, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Subsidiary pursuant to the Financing Agreements shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Financing Agreements embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

18.	AMENDMENT AND WAIVER.

18.1.	Requirements.

This Agreement, the Notes and the other Financing Agreements may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8 (except as set forth in the second sentence of Section 8.2 and Section 18.2(c)), 11(a), 11(b), 12, 13, 18, 21 or 23.9.

18.2.	Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guarantee. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18.2 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guarantee unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 18.2 or under any Subsidiary Guarantee by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

18.3.	Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 18 or under any Subsidiary Guarantee applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

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18.4.	Notes Held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guarantee or the Notes, or have directed the taking of any action provided herein, in any Subsidiary Guarantee or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

19.	NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by a recognized international commercial delivery service (with charges prepaid). Any such notice must be sent:

(a) if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(c) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English.

The Purchaser acknowledges and confirms that it has requested that all documents evidencing or relating in any way to the sale of the Notes be drawn up in the English language only. L’investisseur reconnaît et confirme par les présentes avoir exigé que tous les documents faisant foi ou se rapportant de quelque manière à la vente des titres soient rédigés en anglais seulement.

20.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means all information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement or any Subsidiary Guarantee. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the other Financing Agreements, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Company and its Subsidiaries, this Section 21 shall supersede any such other confidentiality undertaking.

22.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement, provided that any such transfer shall not constitute a novation of this Agreement.

23.	MISCELLANEOUS.

23.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

23.2.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.6 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or Modified Make-Whole Amount, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

23.3.	Accounting Terms.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with IFRS. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with IFRS, and all financial statements shall be prepared in accordance with IFRS. For purposes of determining compliance with financial covenants contained in this Agreement, neither the Company nor any Subsidiary shall measure any Debt at less than the then outstanding principal amount thereof (as otherwise permitted by International Accounting Standards Standard 39 or any similar accounting standard).

23.4.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.5.	Construction, Etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

23.6.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.7.	Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

23.8.	Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to the Financing Agreements. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered, certified, priority or express mail, postage prepaid, return receipt or delivery confirmation requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19 (other than by facsimile or electronic means), to c/o Enerflex Inc., 10815 Telge Road, Houston, Texas, USA, 77095, as its agent for the purpose of accepting service of any process in the United States. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

23.9.	Obligation to Make Payment in Canadian Dollars or U.S. Dollars.

(a) Payment. Principal and interest on the Notes shall be payable in the Applicable Currency. Unless otherwise specified herein, all other amounts payable under this Agreement shall be payable in the Applicable Currency.

(b) Canadian Dollars. Any payment on account of an amount that is payable under the Financing Agreements in Canadian Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under the Financing Agreements only to the extent of the amount of Canadian Dollars which such holder purchases or could purchase in the foreign exchange markets in New York, New York, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the Business Day following receipt of the payment first referred to above. If the amount of Canadian Dollars so purchased or that could be purchased is less than the amount of Canadian Dollars originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in the Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under the Financing Agreements or under any judgment or order.

(c) U.S. Dollars. Any payment on account of an amount that is payable under the Financing Agreements in U.S. Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under the Financing Agreements only to the extent of the amount of U.S. Dollars which such holder purchases or could purchase in the foreign exchange markets in New York, New York, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the Business Day following receipt of the payment first referred to above. If the amount of U.S. Dollars so purchased or that could be purchased is less than the amount of U.S. Dollars originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in the Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under the Financing Agreements or under any judgment or order.

23.10.	Interest.

(a) In respect of any overdue amounts hereunder or under the Notes where no provision is made herein or therein for payment of interest thereon, the Company shall pay interest on such overdue amounts on demand, calculated from the date such unpaid amount is due until such unpaid amount is paid in full, at the Default Rate.

(b) In no event shall any interest or fee to be paid hereunder or under a Note exceed the maximum rate permitted by applicable law. In the event any such interest rate or fee exceeds such maximum rate, such rate shall be adjusted downward to the highest rate (expressed as a percentage per annum) or fee that the parties could validly have agreed to by contract on the date hereof under applicable law. It is further agreed that any excess actually received by a holder of a Note shall be credited against the principal of the Notes (or, if the principal shall have been or would thereby be paid in full, the remaining amount shall be credited or paid to the Company).

(c) All interest (including interest on overdue interest) payable by the Company hereunder and under the Notes shall accrue from day to day, computed as provided herein, and shall be payable after as well as before maturity, demand, default and judgment.

(d) For the purposes of this Agreement, whenever interest in respect of the Notes to be paid hereunder or under such Notes is to be calculated on the basis of a year that is not equal to 365 or 366 days, as applicable (a “Non-Calendar Day Year”), the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual numbers of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Non-Calendar Day Year.

(e) The theory of “deemed reinvestment” shall not apply to the computation of interest and no allowance, reduction or deduction shall be made for the deemed reinvestment of interest in respect of any payments. Calculation of interest shall be made using the nominal rate method, and not the effective rate method, of calculation.

(f) To the extent permitted by law, Section 6 of the Judgment Interest Act (Alberta) is hereby waived and shall not apply to this Agreement or the Notes.

23.11.	Determinations Involving Different Currencies.

For purposes of establishing the outstanding principal amounts of the Notes in connection with (i) allocating any applicable partial prepayment of the Notes or (ii) determining whether the holders of the requisite percentage of the aggregate principal amount of the Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, have accepted any prepayment applicable herein, or have directed the taking of any action provided herein or therein to be taken upon the direction of the holders of a specified percentage of the aggregate outstanding principal amount of the Notes, the outstanding principal amount of any Note denominated in Canadian Dollars shall be converted to U.S. Dollars at a conversion rate of Cdn.1.00 = U.S.$0.78561.

*        *        *         *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

ENERFLEX LTD.

By:	(signed) John Blair Goertzen
Name: John Blair Goertzen
Title: President and Chief Executive Officer

{Signatures of purchasers redacted}

Signature Page – Note Purchase Agreement

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

{Schedule redacted}

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2011 Note Purchase Agreement” means that certain Note Purchase Agreement dated June 22, 2011 between the Company and the holders from time to time of the Company’s 6.011% Cdn.$40,000,000 Senior Notes due June 22, 2021, as amended by the First Amendment dated as of May 11, 2015 and the Second Amendment dated as of June 9, 2017, as the same may be further amended, modified, supplemented or restated from time to time in accordance with the provisions thereof.

“Additional Payments” is defined in Section 8.3.

“Affiliate” means any person which, directly or indirectly, controls, is controlled by or is under common control with another person; and, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”) means the power to direct or cause the direction of the management and policies of any person, whether through the ownership of shares or by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Corruption Laws” is defined in Section 5.22.

“Anti-Money Laundering Laws” is defined in Section 5.22.

“Applicable Currency” means (a) with respect to any payment in respect of Notes denominated in Canadian Dollars, Canadian currency and (b) with respect to any payment in respect of Notes denominated in U.S. Dollars, United States currency.

“Applicable Laws” or “applicable law” means, in relation to any person, transaction or event:

(a) all applicable provisions of laws, statutes, rules (having the force of law) and regulations from time to time in effect of any Governmental Authority; and

(b) all Governmental Authorizations to which the person is a party or by which it or its property is bound or having application to the transaction or event.

“Approved Securities” means obligations maturing within one year from their date of purchase or other acquisition by the Company or a Subsidiary and which are, directly or indirectly (including through a money market fund):

(a) issued by the Government of Canada, the United States of America, the Commonwealth of Australia, the United Kingdom of Great Britain and Northern Ireland or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the Government of Canada, the United States of America, the Commonwealth of Australia or the United Kingdom of Great Britain and Northern Ireland;

(b) issued by a province of Canada or a state of the United States of America, or the Commonwealth of Australia or a region of the United Kingdom of Great Britain and Northern Ireland, or an instrumentality or agency thereof, which has a long term debt rating of at least A by S&P, A2 by Moody’s, or A by DBRS; or

(c) term deposits, guaranteed investment certificates, certificates of deposit, bankers’ acceptances or bearer deposit notes, in each case, of any Canadian chartered bank or other Canadian financial institution or any bank or other financial institution incorporated under the laws of the United States of America, the Commonwealth of Australia, the United Kingdom of Great Britain and Northern Ireland or any state thereof which has a long term debt rating of at least A+ by S&P, A1 by Moody’s, or A (high) by DBRS.

“Asset Specific Non-Recourse Debt” means any Debt in respect of any amounts borrowed, Purchase Money Obligations, obligations secured by a Lien existing on property owned subject to a Lien (whether or not the obligations secured thereby shall have been assumed) and guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent obligations in respect of obligations of another person for indebtedness of that other person in respect of any amounts borrowed by them and, in each case, incurred to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refundings of any such indebtedness, liabilities and obligations, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such indebtedness, liabilities and obligations or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties) to the assets created, developed, constructed or acquired in respect of which such Debt, liabilities and obligations has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of or investments in a single purpose entity or a Non-Guarantor Subsidiary which holds only such assets and other rights and collateral arising from or connected therewith) and to which the lender has recourse.

“Attributable Debt” means, in respect of any lease (excluding any lease characterized as an operating lease under IFRS entered into in the ordinary course of business) entered into by a person or a Subsidiary thereof as lessee, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with IFRS) of the lease payments of the lessee, including all rent and payments to be made by the lessee in connection with the return of the leased property, during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) but excluding for certainty, (a) amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labour costs and similar charges and (b) amounts payable by a lessee in connection with the exercise of any end of term purchase option, early buy out option or any similar amounts payable at the election of the lessee.

“Bank Facilities” means collectively from time to time, the facilities evidenced by (i) the amended and restated credit agreement dated as of June 30, 2014 between the Company and Enerflex Australasia Holdings Pty Ltd., The Toronto-Dominion Bank, The Bank of Nova Scotia and such other financial institutions as become parties thereto, as lenders, and The Toronto-Dominion Bank, as agent of such lenders, as amended by a first amending agreement dated as of June 25, 2015, a second amending agreement dated as of December 18, 2015, a third amending agreement dated as of March 29, 2017 and a fourth amending agreement dated as of November 14, 2017, and as the same may be further amended, modified, supplemented or restated from time to time in accordance with the provisions thereof or (ii) any replacement facilities that are put in place by the Company or any Subsidiary as the primary bank credit facility or facilities of the Company as a whole.

“Blocked Person” is defined in Section 5.22.

“Business” means the fabrication or supply of natural gas compression, oil and gas processing, refrigeration systems and electric power equipment, and related services to the global energy market.

“Business Day” means (a) for the purposes of Section 8.8 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, Toronto, Ontario or Calgary, Canada are required or authorized to be closed.

“Canadian Dollars” or “Cdn.$” means lawful money of Canada.

“Canadian Held Notes” is defined in Section 5.14(d).

“Capital Adequacy Requirements” means Guideline A, dated April 2014, entitled “Capital Adequacy Requirements (CAR)”, as applicable from time to time to any lender under the Bank Facilities, issued by the Office of the Superintendent of Financial Institutions Canada and all other guidelines or requirements relating to capital adequacy issued by the Office of the Superintendent of Financial Institutions or any other governmental agency or regulatory authority in Canada regulating or having jurisdiction with respect to any lender under the Bank Facilities, as amended, modified, supplemented, reissued or replaced from time to time.

“Capital Lease” means any lease which is required be classified and accounted for as a capital lease under IFRS.

“Change of Control” means and shall be deemed to have occurred if and when:

(a) any person or persons “acting jointly or in concert” (within the meaning ascribed to such phrase in the Multi-Lateral Instrument 62-104 – Take-Over Bids and Issuer Bids) shall beneficially own, directly or indirectly, Voting Shares in the capital of the Company which have or represent more than 50% of all of the votes entitled to be cast by shareholders for an election of the board of directors of the Company; or

(b) other than in the case of a Permitted Replacement, individuals who were elected as members of the board of directors of the Company by the most recent resolutions of the shareholders of the Company or who were appointed by a majority of the directors of the board of directors of the Company shall no longer constitute a majority of the board of directors of the Company at any time prior to the next following resolutions of the shareholders of the Company relating to the election of the same.

“Change of Control Prepayment Acceptance Notice” is defined in Section 8.4.

“Change of Control Prepayment Notice” is defined in Section 8.4.

“Change in Tax Law” is defined in Section 8.3.

“Closing” is defined in Section 3.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commodity Hedging Agreement” means any agreement constituting an Eligible Financial Contract under the regulations issued under the Bankruptcy and Insolvency Act (Canada) for the making or taking of delivery of any commodity (including Petroleum Substances), any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into by the Company or a Subsidiary Guarantor where the subject matter of the same is any commodity or the price, value or amount payable thereunder is dependent or based upon the price of any commodity or fluctuations in the price of any commodity.

“Company” means Enerflex Ltd., a federal Canadian corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Company EBITDA” means, in respect of any financial period for which it is being determined, the consolidated net income of the Company determined in accordance with IFRS for such period, plus (without duplication):

(a) Interest Expense, to the extent deducted in the calculation of net income;

(b) all amounts deducted in the calculation of net income in respect of the provision for income taxes (in accordance with IFRS);

(c) all amounts deducted in the calculation of net income in respect of non cash items, including, without limitation, depletion, depreciation, amortization and future income tax liabilities;

(d) all amounts deducted in the calculation of net income in respect of equity loss and extraordinary and non-recurring losses and any non-cash impairment charges;

(e) to the extent deducted from net income, non-cash losses resulting from marking-to-market the outstanding Financial Instruments of the Company and its Subsidiaries for such period in accordance with IFRS, less (in each case, on a consolidated basis), with respect to the Company and its Subsidiaries:

(f) earnings attributable to minority interests and extraordinary and non-recurring earnings and gains of the Company and its Subsidiaries (on an unconsolidated basis), in each case, to the extent included in the calculation of net income;

(g) to the extent included in net income, non-cash gains resulting from marking-to-market the outstanding Financial Instruments of the Company and its Subsidiaries for such period in accordance with IFRS;

(h) all cash payments during such period relating to non-cash charges which were added back in determining Company EBITDA in any prior period; and

(i) for certainty, any net income from or attributable to Non-Recourse Assets to which income (or proceeds thereof) the lenders or other creditors holding Non-Recourse Debt may have recourse under any circumstances, and (i) in the event the Company or a Subsidiary acquires another entity during any such period, all measures will be calculated pro forma based on the actual results of the acquired entity as if it had been owned by the Company or such Subsidiary over the entire period and (ii) in the event the Company or its Subsidiary disposes of an entity during any such period, all measures will be calculated pro forma on the basis that such entity was disposed of at the beginning of the period.

“Confidential Information” is defined in Section 21.

“Consolidated Net Tangible Assets” means, as at any date of determination, all consolidated assets of the Company as shown in a consolidated balance sheet of the Company for such date, less the aggregate of the following amounts reflected upon such balance sheet:

(a) all goodwill, deferred assets, trademarks, copyrights and other similar intangible assets;

(b) to the extent not already deducted in computing such assets and without duplication, depreciation, depletion, amortization, reserves and any other account which reflects a decrease in the value of an asset or a periodic allocation of the cost of an asset; provided that no deduction shall be made under this subparagraph (b) to the extent that such account reflects a decrease in value or periodic allocation of the cost of any asset referred to in subparagraph (a) above;

(c) minority interests in a person not directly or indirectly owned or held by the Company or one of its Subsidiaries;

(d) Non-Recourse Assets to the extent of the outstanding Asset Specific Non-Recourse Debt financing such assets; and

(e) investments in and advances to Subsidiaries of the Company which are not Subsidiary Guarantors or Material Subsidiaries,

all as determined in accordance with IFRS.

“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective controlled Affiliates. As used in this definition, “controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Convertible Securities” means convertible subordinated securities issued by the Company or a Subsidiary Guarantor which have all of the following characteristics:

(a) the obligations under, pursuant or relating to such securities and the indenture or agreement governing such securities shall be unsecured obligations of the Company or the applicable Subsidiary Guarantor, and no Subsidiary shall have provided a Subsidiary Guarantee or any Financial Assistance in respect of any of such obligations;

(b) an initial final maturity or due date in respect of repayment of principal, which is after the latest maturity date of any Note outstanding at the time such securities are created, incurred, assumed or guaranteed (the “Outside Maturity Date”);

(c) no scheduled or mandatory payments or repurchases of principal thereunder (other than acceleration following an event of default in regard thereto or payments which can be satisfied by the delivery of equity in the capital of the Company or the applicable Subsidiary Guarantor as contemplated in (g) below) prior to the Outside Maturity Date in effect at the time such security are issued;

(d) upon and during the continuance of any Event of Default or acceleration of the time for payment of any of the Notes, accrued interest, Make-Whole Amounts and all other amounts owing under this Agreement, (i) all amounts payable in respect of principal, premium (if any) or interest under such securities or notes are subordinate and junior in right of payment to all such Notes, accrued interest, Make-Whole Amounts and all other amounts owing under this Agreement to the holders of the Notes and (ii) no enforcement steps or proceedings may be commenced in respect of such securities;

(e) upon any distribution of the assets of the Company or the applicable Subsidiary Guarantor on any dissolution, winding up, total liquidation or reorganization of such person (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or the applicable Subsidiary Guarantor, or otherwise), all principal, accrued interest, Make-Whole Amounts and all other amounts owing under this Agreement shall first be paid in full in cash, or provisions made for such payment, before any payment by the Company or the applicable Subsidiary Guarantor is made on account of principal, premium (if any), interest or other obligations payable in regard to such securities;

(f) a Default, Event of Default, acceleration of the time for repayment of any all principal, accrued interest, Make-Whole Amounts and all other amounts owing under this Agreement or enforcement of the rights and remedies of the holders of the Notes hereunder or under any other Financing Agreements or document delivered pursuant thereto shall not:

(i) cause a default or event of default (with the passage of time or otherwise) under such securities or the indenture or agreement governing the same; or

(ii) cause or permit the obligations under, pursuant or relating to such securities to be due and payable prior to the stated maturity thereof;

(g) payments of principal due and payable under, pursuant or relating to such securities can be satisfied, at the option of the Company or the applicable Subsidiary Guarantor, by issuing and delivering equity in the capital of the Company or the applicable Subsidiary Guarantor in accordance with the indenture or agreement governing such securities; and

(h) payments of interest due and payable under, pursuant or relating to such securities can be satisfied, at the option of the Company or the applicable Subsidiary Guarantor, by payment of the proceeds of the issue and sale of equity in the capital of the Company or the applicable Subsidiary Guarantor resulting from a bid process whereby the trustee under the indenture or agreement governing such securities:

(i) accepts delivery from the Company or the applicable guarantor of such equity;

(ii) accepts bids with respect to, and consummate sales of, such equity, each as the Company or the applicable Subsidiary Guarantor shall direct in its absolute discretion; and

(iii) uses the proceeds received from such sale of equity to satisfy such interest,

where the acceptance of any such bid in accordance with (ii) above is conditional on the acceptance of sufficient bids to result in aggregate proceeds from such issue and sale of equity equalling the interest due on the applicable interest payment date.

“Currency Hedging Agreement” means any currency swap agreement, cross currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the Company or a Subsidiary Guarantor where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates as in effect from time to time.

“Current Financial Covenant Testing” means, as at any date of determination, a calculation of compliance with the covenants contained in Section 10.11 using:

(a) the amounts of Net Funded Debt as at such date (after giving effect to the transaction or transactions that occasioned the requirement for such testing herein),

(b) the amounts of EBITDA and Interest Expense for the most recent period of four consecutive fiscal quarters that ended prior to the date of determination (or if the figures in respect thereof are not then available, the immediately preceding period of four consecutive fiscal quarters for which such figures are available), in any case taken as a single accounting period.

“Debt” means, with respect to any person (“X”), all obligations, liabilities and Debt of X which would, in accordance with IFRS, be classified upon a consolidated balance sheet of X as indebtedness for borrowed money of X and its Subsidiaries and, whether or not so classified, shall include (without duplication):

(a) indebtedness for borrowed money;

(b) obligations for the repayment of: (i) bankers’ acceptances (including payment and reimbursement obligations in respect thereof), or (ii) letters of credit and letters of guarantee supporting obligations which would otherwise constitute Debt within the meaning of this definition or indemnities issued in connection therewith;

(c) obligations with respect to the reimbursement of drawings under all other letters of credit and letters of guarantee;

(d) obligations under Guarantees, indemnities, assurances, legally binding comfort letters or other contingent obligations for the repayment of indebtedness or other obligations of any other person which would otherwise constitute Debt within the meaning of this definition and all other obligations incurred for the purpose of or having the effect of providing financial assistance to another person for the repayment of such indebtedness or such other Debt obligations, including, without limitation, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business);

(e) (i) all indebtedness representing the deferred purchase price of any property to the extent that such indebtedness is or remains unpaid after the expiry of the customary time period for payment (excluding current accounts payable to trade creditors in the ordinary course of business, so long as the same are not outstanding longer than is customary in X’s or the applicable Subsidiary’s business), provided however that such time period shall in no event exceed 90 days, (ii) all obligations created or arising under any conditional sales agreement or other title retention agreement and (iii) obligations created or arising under any Capital Lease (to the extent of the amount required to be accounted for as a Capital Lease under IFRS);

(f) all Attributable Debt other than in respect of (i) leases of office space or (ii) operating leases, in each case entered into in the ordinary course of business;

(g) all other long term obligations (including the current portion thereof) upon which interest charges are customarily paid prior to default;

(h) Prepaid Obligations; and

(i) all indebtedness of other persons secured by a Lien on any asset, whether or not such indebtedness is assumed thereby; provided that the amount of such indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination, and (ii) the amount of such indebtedness recorded as a liability in accordance with IFRS, but shall exclude each of the following, determined (as required) in accordance with IFRS:

(j) mark to market amounts under Financial Instrument Obligations;

(k) accounts payable to trade creditors and accrued liabilities incurred in the ordinary course of business;

(l) current taxes payable and future taxes;

(m) dividends or other equity distributions payable; and

(n) accrued interest not yet due and payable,

provided that, unless otherwise expressly provided or the context otherwise requires, references herein to “Debt” shall be and shall be deemed to be references to Debt of the Company and its Subsidiaries.

“Default” means any event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would constitute an Event of Default.

“Default Rate” means (a) in respect of amounts in Canadian Dollars, that rate of interest that is the greater of (i) {Redacted}% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes denominated in Canadian Dollars, and (ii) {Redacted}% over the rate of interest publicly announced by The Toronto-Dominion Bank as its prime rate for determining the interest rate it will charge for Canadian Dollar loans made by it in Canada and (b) in respect of amounts in U.S. Dollars, that rate of interest that is the greater of (i) {Redacted}% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes denominated in U.S. Dollars, and (ii) {Redacted}% over the rate of interest publicly announced by Citibank N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.7.

“Distribution” means:

(a) the declaration, payment or setting aside for payment of any dividend or other distribution on or in respect of any shares in the capital of the Company or any Subsidiary Guarantor which is not a Wholly-Owned Subsidiary (including any return of capital);

(b) the redemption, retraction, purchase, retirement or other acquisition, in whole or in part, of any shares in the capital of the Company or any Subsidiary Guarantor which is not a Wholly-Owned Subsidiary or any securities, instruments or contractual rights capable of being converted into, exchanged or exercised for shares in the capital thereof, including, without limitation, options, warrants, conversion or exchange privileges and similar rights;

(c) the making of any loan or advance or any other provision of credit or Financial Assistance by the Company or any Subsidiary Guarantor to any Related Party other than to the Company or a Subsidiary Guarantor;

(d) the payment of any principal, interest, fees or other amounts on or in respect of any loans, advances or other Debt owing at any time by the Company or any Subsidiary Guarantor to any Related Party, other than to the Company or a Subsidiary Guarantor; or

(e) (i) the payment of any amount, (ii) the sale, transfer, lease or other disposition of any property or assets, or (iii) any granting or creation of any rights or interests, at any time, by the Company or any Subsidiary Guarantor to or in favour of any Related Party, other than, in each case, to or in favour of the Company or a Subsidiary Guarantor, and whether any of the foregoing is made, paid or satisfied in or for cash, property or any combination thereof.

“EBITDA” means, in respect of any financial period for which it is being determined:

(a) the Net Income for such period of the Company and the Subsidiary Guarantors (on an unconsolidated basis), plus (in each case, on an unconsolidated basis of the Company and the Subsidiary Guarantors and without duplication):

(i) Interest Expense, to the extent deducted in the calculation of Net Income;

(ii) all amounts deducted in the calculation of Net Income in respect of the provision for income taxes (in accordance with IFRS);

(iii) all amounts deducted in the calculation of Net Income in respect of non cash items, including, without limitation, depletion, depreciation, amortization and future income tax liabilities;

(iv) all amounts deducted in the calculation of Net Income in respect of equity loss and extraordinary and non-recurring losses and any non-cash impairment charges;

(v) all cash distributions received in such period by the Company and the Subsidiary Guarantors from persons which are not Subsidiary Guarantors; and

(vi) to the extent deducted from Net Income, non-cash losses resulting from marking-to-market the outstanding Financial Instruments of the Company and the Subsidiary Guarantors for such period in accordance with IFRS, less (in each case, on a consolidated basis) with respect to the Company and the Subsidiary Guarantors:

(vii) earnings attributable to minority interests and extraordinary and non-recurring earnings and gains of the Company and the Subsidiary Guarantors (on an unconsolidated basis), in each case, to the extent included in the calculation of Net Income;

(viii) to the extent included in Net Income, non-cash gains resulting from marking-to-market the outstanding Financial Instruments of the Company and the Subsidiary Guarantors for such period in accordance with IFRS;

(ix) all cash payments during such period relating to non-cash charges which were added back in determining EBITDA in any prior period; and

(x) for certainty, any Net Income from or attributable to Non-Recourse Assets to which income (or proceeds thereof) the lenders or other creditors holding Non-Recourse Debt may have recourse under any circumstances, and (i) in the event the Company or a Subsidiary Guarantor acquires another entity during any such period, all measures will be calculated pro forma based on the actual results of the acquired entity as if it had been owned by the Company or such Subsidiary Guarantor over the entire period and (ii) in the event the Company or a Subsidiary Guarantor disposes of an entity during any such period, all measures will be calculated pro forma on the basis that such entity was disposed of at the beginning of the period; plus

(b) the Non-Guarantor EBITDA for such period of each Non-Guarantor Subsidiary in respect of which the Company has obtained political risk insurance (1)(A) on terms and conditions substantially the same in scope as the terms and conditions contained in the insurance policy annexed hereto as Schedule C and, for certainty, covering loss in respect of each of expropriation, political violence and loss of use of assets due to political violence and (B) from an export credit agency or commercial insurer formed under the laws of an OECD Country with (at all times the Non-Guarantor EBITDA of such Non-Guarantor Subsidiary is being included in a determination of EBITDA) a “Financial Strength Rating” of A- or higher from A.M. Best (or such other policy issuer acceptable to the Required Holders, acting reasonably) or (2) on such other terms and conditions as agreed to by the Required Holders, in their sole discretion, such Non-Guarantor EBITDA to be up to a maximum aggregate amount of {Redacted}% of the Company EBITDA for such period.

Notwithstanding the foregoing, any Subsidiary Guarantor formed under the laws of Thailand shall not be considered a Subsidiary Guarantor for purposes of calculating EBITDA for any period until such Subsidiary Guarantor has received the “approval in principal” from Governmental Authorities in Thailand required in connection with payments under the Subsidiary Guarantee of such Subsidiary Guarantor to any foreign beneficiary thereunder.

“Environmental Laws” means all Applicable Laws with respect to the environment or environmental or public health and safety matters contained in statutes, regulations, rules, ordinances, orders, judgments, Governmental Authorizations or policies, guidelines or directives having the force of law.

“Equity Plan Hedging Agreement” means any agreement constituting an “Eligible Financial Contract” under the regulations issued under the Bankruptcy and Insolvency Act (Canada) in connection with equity securities of the Company or a Subsidiary Guarantor, any equity securities plan hedging agreement, floor, cap or collar agreement or equity security plan future or option or other similar agreements or arrangement, or any combination thereof, entered into by the Company or a Subsidiary Guarantor where the subject matter of the same is any equity securities of the Company or a Subsidiary Guarantor or the price, value or amount payable thereunder is dependent or based upon the price of any equity securities of the Company or a Subsidiary Guarantor or fluctuations in the price of any such equity securities.

“Equivalent Amount” means, on any date, the equivalent amount in Canadian Dollars, United States Dollars, Australian Dollars, Pounds Sterling or Euros, as the case may be, after giving effect to a conversion of a specified amount of:

(a) United States Dollars to Canadian Dollars, Australian Dollars, Pounds Sterling or Euros;

(b) Canadian Dollars to United States Dollars, Australian Dollars, Pounds Sterling or Euros;

(c) Australian Dollars to United States Dollars, Canadian Dollars, Pounds Sterling or Euros;

(d) Pounds Sterling to United States Dollars, Canadian Dollars, Australian Dollars or Euros; or

(e) Euros to United States Dollars, Canadian Dollars, Australian Dollars or Pounds Sterling,

as the case may be, at the rate of exchange for Canadian interbank transactions established by the Bank of Canada and published at approximately 4:30 p.m. (Toronto time) on the Banking Day immediately preceding the day in question, or, if such rate is for any reason unavailable, at the spot rate quoted for wholesale transactions by The Toronto-Dominion Bank at approximately noon (Toronto time) on the day in question in accordance with its normal practice.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Financial Assistance” means, with respect to any person and without duplication, any loan, Guarantee, indemnity, assurance, acceptance, extension of credit, loan purchase, share purchase, equity or capital contribution, investment or other form of direct or indirect financial assistance or support of any other person or any obligation (contingent or otherwise) intended to enable another person to incur or pay any Debt or to comply with agreements relating thereto or otherwise to assure or protect creditors of the other person against loss in respect of Debt of the other person and includes any Guarantee of or indemnity in respect of the Debt of the other person and any absolute or contingent obligation to (directly or indirectly):

(a) advance or supply funds for the payment or purchase of any Debt of any other person;

(b) purchase, sell or lease (as lessee or lessor) any property, assets, goods, services, materials or supplies primarily for the purpose of enabling any person to make payment of Debt or to assure the holder thereof against loss;

(c) guarantee, indemnify, hold harmless or otherwise become liable to any creditor of any other person for, from, against or in respect of any losses, liabilities or damages in respect of Debt;

(d) make a payment to another for goods, property or services regardless of the non-delivery or non-furnishing thereof; or

(e) make an advance, loan or other extension of credit to or to make any subscription for equity, equity or capital contribution, or investment in or to maintain the capital, working capital, solvency or general financial condition of another person for the purpose of enabling any person to make payment on Debt.

The amount of any Financial Assistance is the amount of any loan or direct or indirect financial assistance or support, without duplication, given, or all Debt of the obligor to which the Financial Assistance relates, unless the Financial Assistance is limited to a determinable amount, in which case the amount of the Financial Assistance is such determinable amount.

“Financial Instrument” means any Equity Plan Hedging Agreement, Interest Hedging Agreement, Currency Hedging Agreement or Commodity Hedging Agreement.

“Financial Instrument Obligations” means obligations arising under Financial Instruments entered into by the Company or a Subsidiary Guarantor to the extent of the net amount due or accruing due by the Company or a Subsidiary Guarantor.

“Financing Agreements” mean this Agreement, the Notes, any Subsidiary Guarantee, and all certificates, instruments and other documents executed and delivered or to be executed and delivered by the Company or any Subsidiary to or for the benefit of the holders of the Notes (including, without limitation, any security granted to or for the benefit of the holders of Notes pursuant to Section 10.5), in each case as amended, restated or replaced from time to time, and “Financing Agreement” means any of them.

“Forms” is defined in Section 13.

“Governmental Authority” means any federal, provincial, state, regional, municipal or local government or any department, agency, board, tribunal or authority thereof or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or the operation thereof.

“Governmental Authorization” means an authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree or demand or the like issued or granted by law or by rule or regulation of any Governmental Authority.

“Guarantee” means any guarantee, undertaking to assume, endorse, contingently agree to purchase or to provide funds for the payment of, or otherwise become liable in respect of, any obligation of any person; provided that the amount of each Guarantee shall be deemed to be the amount of the obligation guaranteed thereby, unless the Guarantee is limited to a determinable amount in which case the amount of such Guarantee shall be deemed to be the lesser of such determinable amount or the amount of such obligation. For greater certainty, nothing contained in this Agreement shall restrict the ability of the Company or any Subsidiary to provide performance guarantees not related to or guaranteeing Debt.

“Hazardous Materials” means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro-organism, ray, odour, radiation, energy, vector, plasma, constituent, material or any combination thereof which (a) is regulated or prohibited under any Environmental Law or (b) is hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Affiliate” means any Affiliate of a lender under the Principal Debt Facility which enters into a Financial Instrument.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 15.1.

“IFRS” means International Financial Reporting Standards, as published by the International Accounting Standards Board (IASB).

“Imposed Taxes” is defined in Section 5.14(b).

“Initial Subsidiary Guarantors” is defined in Section 4.2.

“Intellectual Property” means, collectively, patents, patents pending, copyrights, proprietary processes or programs, industrial designs, trademarks, trademark applications, trade names and other intellectual property of every nature and kind.

“Interest Coverage Ratio” means, as at a Quarter End, the ratio of (a) EBITDA for the 12 months ending at such Quarter End to (b) Interest Expense during the same period.

“Interest Expense” means, for any period, without duplication, interest expense of the Company determined on a consolidated basis in accordance with IFRS as the same would be set forth or reflected in a consolidated statement of income of the Company and, in any event and without limitation, shall include:

(a) all interest accrued or payable in respect of such period, including capitalized interest;

(b) all fees (including standby, commitment and stamping fees and fees payable in respect of letters of credit and letters of guarantee supporting obligations which constitute Debt) accrued or payable in respect of such period and which relate to any indebtedness for borrowed money or credit agreement, prorated (as required) over such period;

(c) any difference between the face amount and the discount proceeds of any bankers’ acceptances, commercial paper and other obligations of the Company or any Subsidiary issued at a discount, prorated (as required) over such period; and

(d) all net amounts charged or credited to interest expense under any Interest Hedging Agreements in respect of such period,

but excluding (i) any interest expense of Non-Guarantor Subsidiaries in respect of Non-Recourse Debt, which, if such Non-Guarantor Subsidiaries were Subsidiary Guarantors, would constitute Interest Expense, and (ii) interest expense relating to any Capital Lease which but for the adoption of International Financial Reporting Standards would have been classified as operating leases under IFRS in effect as of December 31, 2010.

“Interest Hedging Agreement” means any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the Company where the subject matter of the same is interest rates or the price, value or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt).

“Institutional Accredited Investor” shall mean any commercial, investment or merchant bank, trust company, insurance company, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company with assets in excess of Cdn.$5,000,000, licensed broker or dealer, or “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or any other Person, in each case that is also an institutional “accredited investor” (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

“Institutional Investor” means (a) any Purchaser of a Note while such Person remains a holder of such Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 2% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Investment” means (a) any purchase or other acquisition of shares or other securities (other than Approved Securities) of any person, (b) any loan or advance to or for the benefit of any person, or (c) any capital contribution to any other person.

“Lien” means mortgages, charges, pledges, hypothecs, assignments by way of security, conditional sales or other title retentions, security created under the Bank Act (Canada), liens, encumbrances, security interests or other interests in property, howsoever created or arising, whether fixed or floating, perfected or not, which secure payment or performance of an obligation and, including, in any event:

(a) deposits or transfers of cash, marketable securities or other financial assets under any agreement or arrangement whereby such cash, securities or assets may be withdrawn, returned or transferred only upon fulfilment of any condition as to the discharge of any other Debt or other obligation to any creditor;

(b) (i) rights of set-off or (ii) any other right of or arrangement of any kind with any creditor, which in any case are made, created or entered into, as the case may be, for the purpose of or having the effect (directly or indirectly) of (A) securing Debt, (B) preferring some holders of Debt over other holders of Debt or (C) having the claims of any creditor be satisfied prior to the claims of other creditors with or from the proceeds of any properties, assets or revenues of any kind now owned or later acquired (other than, with respect to (C) only, rights of set-off granted or arising in the ordinary course of business);

(c) the rights of lessors under Capital Leases and any other lease financing, excluding, for greater certainty, operating leases; and

(d) absolute assignments of accounts receivable.

“Make-Whole Amount” is defined in Section 8.8.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” means an acquisition by the Company or a Subsidiary Guarantor of assets or stock of another person in a single transaction or series of transactions with a value that is greater than {Redacted}% of Consolidated Net Tangible Assets (calculated prior to completion of such acquisition).

“Material Adverse Change” means any event, circumstance, occurrence or change which results in, or which would reasonably be expected to result in, a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect on:

(a) the financial condition of the Company and its Subsidiaries on a consolidated basis and taken as a whole;

(b) the ability of the Company or any of the Subsidiary Guarantors to observe or perform its obligations under the Financing Agreements to which it is a party or the validity or enforceability of such Financing Agreements or any material provision thereof; or

(c) the property, business or operations of the Company and its Subsidiaries on a consolidated basis and taken as a whole.

“Material Subsidiary” means, in each case, calculated as at each Quarter End for the previous 12 months, any Subsidiary which, determined on an unconsolidated basis (a) has assets greater than {Redacted}% of the consolidated assets of the Company or (b) has earned revenues greater than {Redacted}% of the consolidated revenues of the Company.

“Memorandum” is defined in Section 5.7.

“Modified Make-Whole Amount” is defined in Section 8.8.

“Multiemployer Plan” means a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA) to which contributions are or, within the preceding five years have been, made or required to be made by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Funded Debt” means all obligations, liabilities and indebtedness of Company, on a consolidated basis which would, in accordance with IFRS, be classified upon a consolidated balance sheet of Company as indebtedness for borrowed money and, whether or not so classified, shall include (without duplication):

(a) indebtedness for borrowed money;

(b) obligations for the repayment of: (i) bankers’ acceptances (including payment and reimbursement obligations in respect thereof), or (ii) letters of credit and letters of guarantee supporting obligations which would otherwise constitute Net Funded Debt within the meaning of this definition or indemnities issued in connection therewith;

(c) obligations with respect to the reimbursement of drawings under all other letters of credit and letters of guarantee;

(d) obligations under Guarantees, indemnities, assurances, legally binding comfort letters, the face value of financial letters of credit or other contingent obligations for the repayment of indebtedness or other obligations of any other person which would otherwise constitute Net Funded Debt within the meaning of this definition and all other obligations incurred for the purpose of or having the effect of providing financial assistance to another person for the repayment of such indebtedness or such other Debt obligations, including, without limitation, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business);

(e) (i) all indebtedness representing the deferred purchase price of any property to the extent that such indebtedness is or remains unpaid after the expiry of the customary time period for payment (excluding current accounts payable to trade creditors in the ordinary course of business, so long as the same are not outstanding longer than is customary in the Company’s or the applicable Subsidiary’s business), provided however that such time period shall in no event exceed 90 days, (ii) all obligations created or arising under any conditional sales agreement or other title retention agreement and (iii) obligations created or arising under any Capital Lease (to the extent of the amount required to be accounted for as a Capital Lease under IFRS) except for those obligations relating to the Capital Leases that were or, in the case of leases entered into after June 1, 2011, would have been, characterized as operating leases under IFRS immediately prior to the adoption of International Financial Report Standards;

(f) all other long term obligations (including the current portion thereof) upon which interest charges are customarily paid prior to default; and

(g) Prepaid Obligations,

less, in each case, unencumbered cash and shall exclude each of the following, determined (as required) in accordance with IFRS:

(h) Non-Recourse Debt of Subsidiaries which are not Subsidiary Guarantors;

(i) Convertible Securities issued by the Company or a Subsidiary Guarantor;

(j) letters of credit or letters of guarantee which are not “direct credit substitutes” within the meaning of the Capital Adequacy Requirements;

(k) Financial Instrument Obligations;

(l) accounts payable to trade creditors and accrued liabilities incurred in the ordinary course of business;

(m) current taxes payable and future taxes;

(n) dividends or other equity distributions payable; and

(o) accrued interest not yet due and payable.

“Net Funded Debt to EBITDA Ratio” means, as at a Quarter End, the ratio of (a) Net Funded Debt as at such Quarter End to (b) EBITDA for the 12 months ending at such Quarter End.

“Net Income” means, in respect of any period for which it is being determined, the net income of the Company and the Subsidiary Guarantors determined on an unconsolidated basis in accordance with IFRS.

“Non-Canadian Held Notes” is defined in Section 5.14(d).

“Non-Guarantor EBITDA” means, in respect of any period for which it is being determined, in respect of any Non-Guarantor Subsidiary, on an unconsolidated basis, the net income of such Non-Guarantor Subsidiary on an unconsolidated basis in accordance with IFRS, for such period, plus (in each case, on an unconsolidated basis of such Non-Guarantor Subsidiary and without duplication):

(a) interest expense of such Non-Guarantor Subsidiary determined on an unconsolidated basis in accordance with IFRS as the same would be set forth or reflected in an unconsolidated statement of income of such Non-Guarantor Subsidiary, to the extent deducted in the calculation of net income;

(b) all amounts deducted in the calculation of net income in respect of the provision for income taxes (in accordance with IFRS);

(c) all amounts deducted in the calculation of net income in respect of non cash items, including, without limitation, depletion, depreciation, amortization and future income tax liabilities; and

(d) all amounts deducted in the calculation of net income in respect of equity loss and extraordinary and non-recurring losses and any non-cash impairment charges,

less (in each case, on an unconsolidated basis), with respect to such Non-Guarantor Subsidiary:

(e) earnings attributable to minority interests and extraordinary and non-recurring earnings and gains of such Non-Guarantor Subsidiary (on an unconsolidated basis), in each case, to the extent included in the calculation of net income;

(f) all cash payments during such period relating to non-cash charges which were added back in determining Non-Guarantor EBITDA in any prior period; and

(g) for certainty, any net income from or attributable to Non-Recourse Assets to which income (or proceeds thereof) the lenders or other creditors holding Non-Recourse Debt may have recourse under any circumstances.

“Non-Guarantor Subsidiary” means a Subsidiary that (a) is not a Subsidiary Guarantor or (b) has been designated, in compliance with the provisions hereof, as a Non-Guarantor Subsidiary.

“Non-Recourse Assets” means the assets created, developed, constructed or acquired with or in respect of which Non-Recourse Debt has been incurred and any and all receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of or investments in a single purpose entity or a Non-Guarantor Subsidiary which holds only such assets and other rights and collateral arising from or connected therewith) and to which recourse of the lender of such Non-Recourse Debt (or any agent, trustee, receiver or other person acting on behalf of such lender) in respect of such indebtedness is limited in all circumstances (other than in respect of false or misleading representations or warranties).

“Non-Recourse Debt” means any indebtedness in respect of any amounts borrowed, Purchase Money Obligations, obligations secured by a Lien existing on property owned subject to a Lien (whether or not the obligations secured thereby shall have been assumed) and guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent obligations in respect of obligations of another person for indebtedness of that other person in respect of any amounts borrowed by them and any increases in or extensions, renewals or refundings of any such indebtedness, liabilities and obligations, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such indebtedness, liabilities and obligations or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties) to persons other than the Company or any Subsidiary Guarantor.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Payment” is defined in Section 5.14(b).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Contest” means action taken by or on behalf of the Company or a Subsidiary in good faith by appropriate proceedings diligently pursued to contest a Tax, claim or Lien, provided that the person to which the Tax, claim or Lien being contested is relevant (and, in the case of a Subsidiary of the Company, the Company on a consolidated basis) has established reasonable reserves therefor if and to the extent required by IFRS.

“Permitted Disposition” means, in respect of the Company, any of the Subsidiary Guarantors or any of the Material Subsidiaries, any of the following:

(a) a sale or disposition by the Company, such Subsidiary Guarantor or such Material Subsidiary of inventory (including, for certainty, property produced for sale) in the ordinary course of business;

(b) a sale or disposition by the Company, such Subsidiary Guarantor or such Material Subsidiary in the ordinary course of business and in accordance with sound industry practice of tangible personal property that is obsolete, no longer useful for its intended purpose or being replaced in the ordinary course of business;

(c) a sale or disposition of any property or assets by (i) the Company to a Subsidiary Guarantor, (ii) a Subsidiary Guarantor to the Company or another Subsidiary Guarantor or (iii) a Material Subsidiary that is not also a Subsidiary Guarantor to the Company, a Subsidiary Guarantor or another Material Subsidiary; and

(d) a sale or disposition by the Company, a Subsidiary Guarantor or any Material Subsidiary of its interest in machinery, equipment or other tangible personal property for which Purchase Money Obligations were incurred and (i) such Purchase Money Obligations are fully repaid concurrently with such sale or disposition and (ii) such sale or disposition is made in the ordinary course of business at fair market value to a person at arm’s length from the Company and its Subsidiaries.

“Permitted Hedging” means Financial Instruments entered into by the Company or a Subsidiary Guarantor which are entered into in the ordinary course of business and for hedging purposes and not for speculative purposes; provided that, such Financial Instruments are consistent with the Company’s board-approved hedging policy.

“Permitted Liens” means as at any particular time any of the following encumbrances on the assets, property or undertakings or any part of the assets, property or undertakings of the Company, any Subsidiary Guarantor or any Material Subsidiary:

(a) liens for taxes, assessments or governmental charges not at the time due or delinquent or, if due or delinquent, the validity of which is being contested at the time by a Permitted Contest;

(b) deemed liens and trusts arising by operation of law or pledges or deposits in connection with workers’ compensation, employment insurance and other social security legislation, in each case, which secure obligations not at the time due or delinquent or, if due or delinquent, the validity of which is being contested at the time by a Permitted Contest;

(c) liens under or pursuant to any judgment or award rendered, or claim filed, against the Company, a Subsidiary Guarantor or a Material Subsidiary, the time for the appeal or petition for rehearing of which shall not have expired, or which the Company, such Subsidiary Guarantor or Material Subsidiary (as applicable) shall be contesting at the time by a Permitted Contest or which the Company, such Subsidiary Guarantor or Material Subsidiary (as applicable) shall in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

(d) undetermined or inchoate liens, charges, privileges, statutory liens, adverse claims or encumbrances of any nature whatsoever arising or potentially arising under statutory provisions incidental to construction or current operations which have not at such time been filed pursuant to law against the Company, a Subsidiary Guarantor or a Material Subsidiary or which relate to obligations not due or delinquent or, if due or delinquent, the validity of which is being contested at the time by a Permitted Contest;

(e) easements, rights of way, servitudes, usufructs or other similar rights in land (including, without in any way limiting the generality of the foregoing, rights of way and servitudes for railways, sewers, drains, gas and oil and other pipelines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved or taken by other persons which individually or in the aggregate do not materially impair its use in the operation of the business of the Company and its Subsidiaries, taken as a whole;

(f) the rights reserved to or vested in Governmental Authorities by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land, to terminate the leases, licenses, franchises, grants or permits or to require annual or other periodic payments as a condition of the continuance thereof;

(g) liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided, however, such liens or covenants do not materially impair the use of the lands in the operations of the Company, a Subsidiary Guarantor or a Material Subsidiary;

(h) any carrier’s, warehouseman’s, builder’s, mechanic’s, garageman’s, labourer’s, employee’s or materialman’s lien or other similar lien arising in the ordinary course of business or out of the construction or improvement of any land or arising out of the furnishing of materials or supplies, provided that such lien secures monies not at the time overdue, or, if due or delinquent, the validity of which is being contested at the time by a Permitted Contest;

(i) in respect of any land, any defects or irregularities in the title to such land which are of a minor nature and which, in the aggregate, will not materially impair the use of such land for the purposes for which such land is held;

(j) security given by the Company, a Subsidiary Guarantor or a Material Subsidiary to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with the operations of the Company, a Subsidiary Guarantor or a Material Subsidiary (as applicable), all in the ordinary course of its business which individually or in the aggregate do not materially impair its use in the operation of the business of the Company and its Subsidiaries, taken as a whole;

(k) the reservation in any original grants from the Crown of any land or interests therein and statutory exceptions and reservations to title and reservations of mineral rights in any grants from the Crown or from any other predecessors in title;

(l) Liens in favour of the holders of the Notes;

(m) any operating lease entered into in the ordinary course of business;

(n) pledges of cash or Approved Securities and bankers’ liens, rights of set off and other similar liens existing solely with respect to such cash and Approved Securities on deposit in one or more accounts maintained by the Company, any of the Subsidiary Guarantors or any of the Material Subsidiaries, in each case, granted in the ordinary course of business in favour of a lender or lenders under the Principal Debt Facility, with which such accounts are maintained, securing amounts owing to such lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements or securing Permitted Hedging;

(o) Liens securing Non-Recourse Debt incurred by Material Subsidiaries which are not Subsidiary Guarantors; provided that the amount of such Non-Recourse Debt does not, in the aggregate at any time, exceed {Redacted}% of Consolidated Net Tangible Assets;

(p) landlords’ liens or any other rights of distress reserved in or exercisable under any lease of real property for rent and for compliance with the terms of such lease; provided that such lien does not attach generally to all or substantially all of the undertaking, assets and property of the Company, any Subsidiary Guarantor or any Material Subsidiary;

(q) liens or deposits to secure performance of (i) bids, tenders, contracts (other than contracts for the payment of money), (ii) statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or (iii) leases of real property entered into in the ordinary course of business, in each case, to which the Company, a Subsidiary Guarantor or a Material Subsidiary is a party;

(r) Liens resulting from the deposit of cash or Approved Securities or Liens on other assets as security when the Company, a Subsidiary Guarantor or a Material Subsidiary is required by a Governmental Authority or by normal business practice to provide such deposits or security in connection with contracts, licenses or tenders or similar matters in the ordinary course of business and for the purpose of carrying on the same, or to secure workers’ compensation, surety or appeal bonds or to secure costs of litigation when required by Applicable Law;

(s) rights and interests created by notice by any Department of Highways or similar authorities with respect to proposed highways and which do not materially impair the operation of the business of the Company, a Subsidiary Guarantor or a Material Subsidiary;

(t) lis pendens that may be registered against any real property or interest therein of the Company, a Subsidiary Guarantor or a Material Subsidiary in respect of any action or proceeding against the Company, such Subsidiary Guarantor or such Material Subsidiary or in which it is a defendant but with respect to which action or proceeding no judgment, award or attachment against the Company, such Subsidiary Guarantor or such Material Subsidiary has been granted or made and which the Company, such Subsidiary Guarantor or such Material Subsidiary is defending in good faith;

(u) Liens in favour of the lenders or the agent on behalf of the lenders under the credit agreement described in item (i) under the definition of “Bank Facilities”, but only to the extent they secure the cash collateral provisions set out therein; and

(v) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the preceding subparagraphs (a) to (u) inclusive of this definition, so long as any such extension, renewal or replacement of such Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property) and the Debt or obligation secured thereby is not increased, provided that, without affecting the character or status of any of the above described Liens as being permitted hereunder, nothing in this definition shall in and of itself cause the Notes or the other amounts owing hereunder to be subordinated in priority of payment to any such Permitted Liens or cause any Liens in favour of the holder of the Notes to rank subordinate to any such Permitted Liens.

“Permitted Replacement” means the replacement of those directors who have died or have been found to be of unsound mind by a court of competent jurisdiction.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Petroleum Substances” means crude oil, crude bitumen, synthetic crude oil, petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA, but not including any Multiemployer Plan) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Prepaid Obligations” means “take or pay,” forward sale, prepaid or similar liabilities of a person whereby such person is obligated to settle, at some future date, an obligation in respect of Petroleum Substances, whether by deliveries (accelerated or otherwise) of Petroleum Substances, the payment of money or otherwise, including the transfer of any Petroleum Substances, whether in place or when produced, for a period of time until, or of an amount such that, the lender or purchaser will realize therefrom a specified amount of money (however determined, including by reference to interest rates or other factors which may not be fixed) or a specified amount of such products or any interest in property of the character commonly referred to as a “production payment” and all such obligations for which such person is liable without having received and retained a payment therefor or having assumed such obligation.

“Principal Debt Facility” shall mean (i) the Bank Facilities, (ii) the 2011 Note Purchase Agreement and (iii) each other credit or debt facility provided by a bank or other financial institution to the Company or any Subsidiary with an aggregate principal commitment (whether used or available) of not less than Cdn.${Redacted} (or its equivalent as of the date of any determination in the relevant currency of payment), together with any amendment, refinancing, extension, renewal or replacement of any such credit facility provided that the aggregate commitment is not less than Cdn.${Redacted} (or its equivalent as of any date of determination, in the relevant currency of payment).

“Priority Debt” means, without duplication, the sum of:

(a) Purchase Money Obligations,

(b) obligations created or arising under Capital Leases,

(c) all Debt of the Company, the Subsidiary Guarantors and the Material Subsidiaries secured by any Lien other than a Permitted Lien, and

(d) all Debt of any Subsidiary, excluding Qualified Subsidiary Debt.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2.

“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of real or personal property (including a lease of such property), whether or not secured, any extensions, renewals or refundings of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof.

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Quarter End” means March 31, June 30, September 30 and December 31 in each year.

“Qualified Subsidiary Debt” means, without duplication:

(a) unsecured Debt of any Subsidiary Guarantor;

(b) unsecured Debt of a Subsidiary owing to the Company, or a Subsidiary Guarantor.

“Rejection Notice” is defined in Section 8.3.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Related Party” means any person which is any one or more of the following:

(a) an Affiliate of the Company or any Subsidiary;

(b) a unitholder, shareholder or partner of the Company or any Subsidiary which, together with all Affiliates of such person, owns or controls, directly or indirectly, more than 10% of the units, shares, capital or other ownership interests (however designated) of the Company or any Subsidiary, or an Affiliate of any such unitholder, shareholder or partner;

(c) an officer, director or trustee of any of the foregoing; and

(d) a person which is not at arm’s length from the Company and its Subsidiaries.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Required Permits” means all Governmental Authorizations which are necessary at any given time for the Company, each of the Subsidiary Guarantors and each of the Material Subsidiaries to own and operate its property, assets, rights and interests or to carry on its business and affairs.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Sanctions Laws” is defined in Section 5.22.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Series C Notes” is defined in Section 1.

“Series D Notes” is defined in Section 1.

“Subordinating Person” is defined in Section 9.7.

“Subordination Agreement” means a subordination agreement by the Company and each Subsidiary Guarantor and Material Subsidiary as required by Section 9.7 in favour of the holders of Notes, which shall be satisfactory in form and substance to the holders of Notes, as amended or modified or restated or supplemented from time to time.

“Subsidiary” means, with respect to any person (“X”):

(a) any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by X or one or more of its Subsidiaries, or X and one or more of its Subsidiaries;

(b) any partnership of which, at the time, X, or one or more of its Subsidiaries, or X and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases; or

(c) any other person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by X, or one or more of its Subsidiaries, or X and one or more of its Subsidiaries, provided that, unless otherwise expressly provided or the context otherwise requires, references herein to “Subsidiary” or “Subsidiaries” shall be and shall be deemed to be references to Subsidiaries of the Company.

“Subsidiary Guarantee” means a guarantee by each Subsidiary of the Company that becomes a party thereto pursuant to this Agreement or otherwise, guaranteeing the obligations of the Company under the Financing Agreements to each holder of a Note, which shall be satisfactory in form and substance to the holders of Notes, as amended, restated or replaced from time to time.

“Subsidiary Guarantor” means any Subsidiary that has executed and delivered a Subsidiary Guarantee and in respect of which the holders of Notes have received a favourable legal opinion of counsel to the Company as to the due authorization, execution, delivery, legality, validity and enforceability of its obligations to the holders of Notes under the Subsidiary Guarantee, and that such obligations do not violate or conflict with any law, constating document or agreement to which it is a party or by which its assets are bound, nor violate any restrictions, if any, governing financial assistance (or similar restrictions in the applicable jurisdiction) and has not ceased to be a Subsidiary Guarantor pursuant to Section 9.6.

“Subsidiary Stock” means, with respect to any Person, the stock or other equity interests (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock or other equity interests) of any Subsidiary of such Person.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Taxes” means all taxes, levies, imposts, stamp taxes, duties, fees, deductions, withholdings, charges, compulsory loans or restrictions or conditions resulting in a charge which are imposed, levied, collected, withheld or assessed by any country or political subdivision or taxing authority thereof now or at any time in the future, together with interest thereon and penalties, charges or other amounts with respect thereto, if any, and “Tax” and “Taxation” shall be construed accordingly.

“Tax Act” means the Income Tax Act (Canada), as amended or substituted from time to time, including the Regulations thereunder.

“Tax Prepayment Notice” is defined in Section 8.3.

“Taxing Jurisdiction” is defined in Section 13.

“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

“U.S. Dollars” or “U.S.$” means lawful money of the United States of America.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Shares” means capital stock of any class of any corporation which carries voting rights to elect the board of directors thereof under any circumstances, provided that, for purposes hereof, shares which carry the right to so vote conditionally upon the happening of an event shall not be considered Voting Shares until the occurrence of such event.

“Wholly-Owned Subsidiary” means, with respect to any person (“X”):

(a) a corporation, all of the issued and outstanding shares in the capital of which are beneficially held by:

(i) X;

(ii) X and one or more corporations, all of the issued and outstanding shares in the capital of which are held by X;

(iii) two or more corporations, all of the issued and outstanding shares in the capital of which are held by X;

(b) a corporation which is a Wholly-Owned Subsidiary of a corporation that is a Wholly-Owned Subsidiary of X; or

(c) a partnership, all of the partners of which are X and/or Wholly-Owned Subsidiaries of X,

provided that (i) unless otherwise expressly provided or the context otherwise requires, references herein to “Wholly-Owned Subsidiary” or “Wholly-Owned Subsidiaries” shall be and shall be deemed to be references to Wholly-Owned Subsidiaries of the Company and (ii) {Redacted} shall for all purposes hereof be a Wholly-Owned Subsidiary of the Company (but only while {Redacted} shall remain a Subsidiary Guarantor).

SCHEDULE C

FORM OF POLITICAL RISK INSURANCE POLICY

EXPROPRIATION, WAR & TERRORISM INSURANCE (MOBILE ASSETS)

Underwriters agree to indemnify the Insured for its Loss in respect of the Mobile Assets arising from the occurrence during the Policy Period of one or more Causes of Loss subject always to the Definitions, Exclusions and Conditions below.

1	CAUSES OF LOSS

1.1	Expropriation, Wilful Destruction, Forced Abandonment, and Deprivation of Mobile Assets

i)

An act or series of acts occurring within the Policy Period not limited to expropriation but including also confiscation, nationalisation, seizure, appropriation, requisition, sequestration or wilful destruction or damage by, or under the law, order or administrative action of the Government of the Risk Country which expressly or permanently deprives the Insured in whole or in part of the use or possession of their Mobile Assets (for the purposes of this Policy the Insured shall be deemed to have been permanently deprived in whole or part of their use or possession of their Mobile Assets after a period of 180 days has elapsed from the Date of Loss; or

ii)

The Insured being required to abandon their Mobile Assets for a continuous period of not less than the Waiting Period arising in circumstances beyond the control of the Insured and solely and directly in consequence of:

a)	any law, order, decree or regulation of the Government that prevents the use or possession of the Mobile Assets of the Insured, and/or

b)

the Insured being required or advised by its government or official representative(s) thereof to evacuate personnel from the Risk Country(ies) or a region thereof, subject to such requirement or advice being generally applicable to all nationals of the Insured’s Country who are located in the Risk Country(ies) or the applicable region thereof.

For the purpose of this policy, a government travel advisory alone shall not constitute the above referenced requirement or advisement.

1.2	Licence Cancellation / Export Embargos

i)

The Insured’s inability, for a period of 180 days, to export the Mobile Assets outside the Risk Country or its territorial waters, as a direct result of not being able to obtain or renew the necessary permits (including export licences) from the appropriate authority in the Risk Country, provided always that

a)	The Insured and its agents shall make every reasonable effort to remove the Mobile Assets from the Risk Country, and

b)	At inception of this policy,

1)	The necessary permits (including export licenses) for the removal of the Mobile Assets from the Risk Country are held or obtainable, and

2)

There is no known impending adverse control or suspension of permits (including export licenses) that may prevent the Insured from removing the Mobile Assets from the Risk Country or its territorial waters.

1.3	Political Violence

Physical damage to or destruction of Mobile Assets caused by Riots and / or Strikes and / or Civil Commotion, and/or Insurrection and/or Revolution and/or Rebellion and/or Mutiny and/or Coup d’Etat and / or Sabotage and / or Terrorism and / or Malicious Damage, including fire damage and Loss by looting directly following one of these perils, provided that such Loss or damage occurs in the Risk Country.

1.4	War Damage

Physical damage to or destruction of Mobile Assets during the Policy Period directly caused by War.

1.5	Third Party Blockade or Quarantine

Use of military force, or the direct threat thereof, by one or more third party sovereign nations preventing the Insured from removing the Mobile Assets from the Risk Country(ies). The Insured will have been deemed to have been prevented from removing the Mobile Assets after 180 days pass from the date the Insured advised the Leading Underwriters that it could not remove the Mobile Assets.

2	DEFINITIONS

In the context of this policy the following terms shall mean:

2.1	Agreed Value: Purchase price of Mobile Assets as set out in the Contract(s).

2.2	Civil Commotion: A substantial disturbance of the public peace by three (3) or more persons assembled together and acting with common intent.

2.3	Contract(s): As detailed in item 13 of the Schedule.

2.4	Contract Party: The entity named in item 14 of the Schedule.

2.5	Coup d’Etat: Means the sudden, violent and illegal overthrow of a sovereign government or any attempt at such overthrow.

2.6	Date of Loss:The date during the Policy Period on which an Insured Risk occurs.

2.7	Deductible: Means the amount specified in item 9 of the Schedule. The Deductible shall be borne by the Insured and remain uninsured. Deductible to apply to each and every loss period.

2.8

Government: The present or any succeeding central governing authority (without regard to the method of its succession or to whether it is recognised by the government of any other country and including authorised agents thereof), or agency or authority acting on its behalf, in effective control of all or part of a country.

2.9	Insured: The entity named in item 1 of the Schedule.

2.10	Insured Percentage: The percentage of the amount of each and every loss which is to be insured herein which is stated in item 11 of the Schedule.

2.11	Insured Risks: The causes of Loss itemised in Section 1, Causes of Loss.

2.12	Insured’s Country: The countries named in item 2 of the Schedule.

2.13

Insurrection, Revolution and Rebellion: Means a deliberate, organised and open resistance, by force and arms, to the laws or operations of a sovereign government, committed by its citizens or subjects and/or a rising against a sovereign government or other authority.

2.14

Limit of Liability: The amount stated in item 8 of the Schedule which is the maximum amount payable under this policy for Loss in respect of every and all Insured Risks occurring during the respective Policy Period.

2.15

Malicious Damage: Means all physical loss or damage resulting from a malicious act caused by anyone, whether or not the act is committed during a disturbance of the public peace and shall include all loss caused by sabotage. Included hereunder is any wilful act of any striker or locked out worker done in furtherance of a strike or in resistance to a lock-out whether or not such act is committed in the course of a disturbance of the public peace, provided always such strike or lock out is as a result of direct Government action.

2.16

Mobile Asset(s): Any goods, and/or merchandise and/or cargo belonging to or under the custody, care or control of the Insured commonly regarded as removable property in the ordinary course of business, wherever located in transit, territorial waters or in store (excluding cash) and detailed in item 4 of the Schedule.

2.17	Mutiny: Means a wilful resistance by three (3) members of legally armed or peace keeping forces to a superior officer.

2.18	Policy Period: The period stated in item 3 of the Schedule.

2.19	Riot: A violent disturbance by three (3) or more persons assembled together which threatens the public peace.

2.20	Risk Country: The country or countries as listed in item 5 of the Schedule.

2.21	Sabotage: Any act of deliberate subversion that causes damage to, or destruction of, real or personal property of the Insured, arising out of an Insured Risk under this Policy.

2.22	Strike: A work stoppage by workers to enforce demands made on an employer or to protest against an act or conditions, provided always such strike is as a result of direct Government action.

2.23

Terrorism: The use of violence for political, ideological or religious ends and includes any use of violence for the purpose of putting the public or any section of the public in fear. Terrorism does not include an act of violence directed at a specific individual or individuals that is motivated for personal reasons.

2.24	Waiting Period: The period stated in item 7 of the Schedule which must elapse from the Date of Loss before a claim is payable under this policy.

2.25	War: Means declared or undeclared international hostile action taken by sovereign, international armed forces of the Government of the Risk Country against any other nation or Sovereign Power.

2.26

Loss: Means the value at the Date of Loss, according to the Basis of Valuation as detailed in item 6 of the Schedule, of that part of the Mobile Assets that have been lost, damaged or destroyed less compensation, salvage and any other recoveries received by the Insured and after taking into account the Deductible specified in Item 9 of the attached Schedule.

In no event shall the amount payable in all hereunder exceed the Limit of Liability specified in Item 8 of the attached Schedule.

3	EXCLUSIONS

3.1	Insured’s Country

Excluding any loss arising within the Insured’s Country.

3.2	Contractual

Excluding any loss arising out of non performance or failure of any party’s obligations under any contractual agreement or obligations assumed thereunder (whether in dispute or not) to which the Insured may be party.

3.3	Delay

Excluding any loss arising from delay, deterioration and/or loss of market.

3.4	Five Powers

Excluding any loss arising from war (whether before or after the outbreak of hostilities) between any of the following Five Powers: China, France, Great Britain, the Russian Federation and the United States of America.

3.5	Insolvency or Financial Default

Excluding any loss arising from insolvency or financial default of any party or person whatsoever.

3.6	Necessary Authorisations

Excluding any failure of the Insured to have obtained authorisations and permits absence of which will make the operation illegal in the Risk Country, unless such failure occurs as a direct result of a cause of Loss as insured hereunder.

3.7	Non-compliance

Excluding any loss arising from any failure of the Insured to comply with the laws of the Risk Country(ies) or of the Insured’s Country, unless as a direct result of a Cause of Loss hereunder.

3.8	INSTITUTE CHEMICAL, BIOLOGICAL, BIO-CHEMICAL, ELECTROMAGNETIC WEAPONS AND CYBER ATTACK EXCLUSION CLAUSE (CL 380)

This clause shall be paramount and shall override anything contained in this insurance inconsistent therewith

In no case shall this insurance cover loss damage liability or expense directly or indirectly caused by or contributed to by or arising from

(i)	any chemical, biological, bio-chemical or electromagnetic weapon

(ii)	the use or operation, as a means for inflicting harm, of any computer, computer system, computer software programme, computer virus or process or any other electronic system.

3.9	INSTITUTE RADIOACTIVE CONTAMINATION, CHEMICAL, BIOLOGICAL, BIOCHEMICAL AND ELECTROMAGNETIC WEAPONS EXCLUSION CLAUSE (CL370)

This clause shall be paramount and shall override anything contained in this insurance inconsistent therewith.

In no case shall this insurance cover loss, damage, liability or expense directly or indirectly caused by or contributed to by or arising from:

(i)	ionising radiations from or contamination by radioactivity from any nuclear fuel or from any nuclear waste or from the combustion of nuclear fuel.

(ii)	the radioactive, toxic, explosive or other hazardous or contaminating properties of any nuclear installation, reactor or other nuclear assembly or nuclear component thereof.

(iii)	any weapon or device employing atomic or nuclear fission and/or fusion or other like reaction or radioactive force or matter.

(iv)

the radioactive, toxic, explosive or other hazardous or contaminating properties of any radioactive matter. The exclusion in this sub-clause does not extend to radioactive isotopes, other than nuclear fuel, when such isotopes are being prepared, carried, stored, or used for commercial, agricultural, medical, scientific or other similar peaceful purposes.

(v)	any chemical, biological, bio-chemical, or electromagnetic weapon.

3.10	Material Breach

Excluding any loss arising out of wrongful, fraudulent or dishonest acts or omissions of the Insured, its agents, contractors or sub-contractors.

3.11	Disputes

Excluding any loss arising out of disputes between the Insured and the Contract Party unless, and until, either the Supplier and/or Buyer has withdrawn from such dispute, or the disputes have been settled in accordance with the arbitration and dispute settlement provisions of the Contract or otherwise settled to the satisfaction of Insurers.

3.12	Theft and Wrongful Release by the Contract Party

Excluding any loss arising out of theft or wrongful release of the Mobile Assets. In respect of Cause of Loss 1.1, Expropriation, Wilful Destruction, Forced Abandonment and Deprivation of Mobile Assets, the Insured must prove beyond reasonable doubt that the loss does not arise out of theft or wrongful release by the Contract Party.

3.13	Non-fulfilment

Excluding any loss arising out of the failure of the Contract Party to fulfil its contractual responsibilities or any breach by the Contract Party of any warranty contained within the Warehousing Agreement unless such warranties cannot be met as a consequence of the occurrence of a Cause of Loss.

3.5	Sanction Limitation and Exclusion Clause

No Underwriter shall be deemed to provide cover and no Underwriter shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose that Underwriter to any sanction, prohibition or restriction under United Nations resolutions or the trade or economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America.

4	CONDITIONS AND WARRANTIES

4.1	Confidentiality

Warranted that the Insured shall not disclose the existence of this Policy at any time either before or after an insured cause of loss occurs and whether before or after the expiry of this Policy to any third party other than to its own professional, financial and legal advisers (on a confidential basis) without the prior written consent of the Leading Underwriters.

4.2	Declarations

Actual monthly maximum exposures with respect to each Risk Country to be provided by the Insured in the form set out in Appendix A. Such exposures to be provided quarterly in arrears.

4.3	Due Diligence

The Insured (or any agent, sub or co-contractor of the Insured) shall at all times use due diligence and do (and concur in doing and permit to be done) all things reasonably practicable (including but not limited to protecting, removing and recovering the Mobile Assets) to avoid or diminish any loss herein insured and to secure compensation for any such loss including action against other parties any rights and remedies or to obtain any relief or indemnity.

4.4	Examination of Records

Underwriters shall have the right to examine any letters, account or other documents in the possession or control of the Insured relating to the interest insured hereunder.

4.5	Headings

Headings throughout this Policy are included for the convenience of reference only and shall not constitute a part of this Policy.

4.6	Law and Arbitration

The construction, validity and performance of this Policy shall be governed by the law of England and Wales and all disputes which may arise under, out of, in connection with or in relation to this Policy or to the determination of the amount of loss hereunder shall be submitted to arbitration at the London Courts of International Arbitration in accordance with its rules at the date of such submission. The award rendered by the Arbitrator(s) shall be final and binding upon all parties and judgement thereon may be entered in any court having jurisdiction.

4.7	Notice of Loss

Upon the discovery of any event likely to give rise to a claim under this Policy, the Insured shall give notice to the Underwriters as soon as reasonably practicable.

4.8	Non-Cancellation

There shall be no cancellation of this Policy and no return of premium unless specially agreed at inception.

4.9	Non-Contribution

It is agreed that this Policy does not cover any loss which at the time of the happening of such loss is insured or would, but for the existence of this Policy, be insured by any other policy or policies, except in respect of any excess beyond the amount which would have been payable under such other policy or policies has this Policy not been effected.

4.10	No Prior Knowledge

Underwriters shall have no liability under this Policy and the Insured shall have no rights under this Policy unless at inception of cover and at the time of any amendment to this Policy the Insured:

i)	was not in breach of any common law duty in regard to non-disclosure or misrepresentation, and

ii)	had no knowledge and had received no information of any matter, fact or circumstance which could give rise to or increase the likelihood of a loss hereunder.

Compliance with this condition shall be a necessary prerequisite to cover under this Policy and in any proceedings by the Insured hereunder or between the Insured and Underwriters the burden shall in all circumstances be upon the Insured to establish that this condition has been complied with.

4.11	Occurrence Clause

It is agreed that any destruction of or damage to the Mobile Assets specified in Item 4 of the attached Schedule arising during any one period of 72 consecutive hours , except in the case of War, when this period shall be thirty (30) consecutive days and arising from Cause of Loss 1.3 and/or 1.4 provided that such destruction or damage occurs in the Risk Country(ies), shall be deemed as a single event and therefore constitute one occurrence with regard to the Limit of Liability and application of the Policy Deductible.

4.12	Onus of Proof

In any claim, and/or action, suit or proceeding to enforce a claim for loss hereunder, the burden of proving that the loss is recoverable under this Policy, that no condition or warranty has been breached and that no exclusion applies shall fall upon the Insured.

4.13	Proof of Loss

The Insured shall submit a sworn proof of loss to Underwriters. If such proof has not been received by them within two years from the expiry date of this Policy, Underwriters shall be discharged from all liability hereunder.

4.14	Recoveries

After payment of a claim hereunder any sums which are recovered from any source in connection with the subject matter of this insurance shall be the property of Underwriters.

4.15	Settlement of Loss

Insurers will pay to the Insured the Insured Percentage of the ascertained Loss as soon as practicable and, at the latest, within 30 days after the same has been ascertained, assessed and agreed following the presentation of satisfactory proof of loss and an appropriate form of discharge of liability, but not before the expiry of the applicable Waiting Period.

Late settlement of Loss by Underwriters will bear interest at the rate offered by the Insured’s principal clearing bank, but in any event at no more than LIBOR plus 50 basis points, starting on the 30th day after the Loss has been ascertained and assessed by all Insurers.

4.16	Subrogation

The Insured shall upon payment of a claim hereunder transfer to Underwriters as they direct all rights relating to the interest in respect of which a claim has been paid so that Underwriters are subrogated to such rights.

4.17	Fraud Condition

This policy will become void, and all claims hereunder will be forfeited, if the Insured has made any material statement, report, application or claim, where the Insured knew that the statement, report, application or claim was false or fraudulent.

4.18	Assignment

This policy shall only be assignable with the prior written approval of underwriters hereon.

Schedule attaching to and forming part of Policy Number:

1) INSURED	:

2) INSURED’S COUNTRY	:

3) POLICY PERIOD	:

4) MOBILE ASSETS	:

5) RISK COUNTRY(IES)	:

6) SPECIFIC LOCATIONS	:

7) BASIS OF VALUATION	:

8) WAITING PERIOD	:

9) LIMIT OF LIABILITY	:

10) DEDUCTIBLE	:

11) PREMIUM	:

12) INSURED PERCENTAGE	:

13) DECLARATIONS	:

14) CONTRACTS	:

15) CONTRACT PARTIES	:

EXHIBIT 1A

[Form of Series A Note]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF ENERFLEX LTD. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY, WHETHER DIRECTLY OR INDIRECTLY, (A) TO THE COMP ANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 16, 2018.

ENERFLEX LTD.

4.67% U.S. Dollar Senior Note, Series A, due December 15, 2024

No. [_________]	•, 2017

U.S.$[_______]	PPN 29269R A	#2

FOR VALUE RECEIVED, the undersigned, ENERFLEX LTD. (herein called the “Company”), a corporation organized and existing under the federal laws of Canada, hereby promises to pay to [__________], or registered assigns, the principal sum of U.S.$[__________] [_________] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on December 15, 2024, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.67% per annum from the date hereof, payable semiannually on the fifteenth day of June and December in each year, commencing with June 15, 2018, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or

Modified Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) {Redacted}% and (ii) {Redacted}% over the rate of interest publicly announced by Citibank N.A. in New York, New York as its “base” or “prime” rate for determining the interest rate it will charge for U.S. Dollar loans made by it, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Interest on this Series A Note shall be computed on the basis of a 360-day year of twelve 30-day months. Solely for purpose of the Interest Act (Canada), whenever interest in respect of the Notes to be paid hereunder or under such Notes is to be calculated on the basis of a year that is not equal to 365 or 366 days, as applicable (a “Non-Calendar Day Year”), the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual numbers of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Non-Calendar Day Year. All interest payable by the Company hereunder shall accrue from day to day, computed as described herein and shall be payable after as well as before maturity, demand, default and judgment. The theory of “deemed reinvestment” shall not apply to the computation of interest hereunder and no allowance, reduction or deduction shall be made for the deemed reinvestment of interest in respect of any payments hereunder. Calculation of interest hereunder shall be made using the nominal rate method, and not the effective rate method, of calculation.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Series A Note are to be made in lawful money of the United States at such place as the Company shall have designated by written notice to the holder of this Series A Note as provided in the Note Purchase Agreement referred to below.

This Series A Note is one of the Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 15, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Series A Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.1 and 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Series A Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Series A Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Series A Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series A Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Series A Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Series A Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Series A Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Series A Note is guaranteed pursuant to the Subsidiary Guarantees and reference is hereby made to such guarantees.

This Series A Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Series A Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

ENERFLEX LTD.

By
Name:
Title:

EXHIBIT 1B

[Form of Series B Note]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF ENERFLEX LTD. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY, WHETHER DIRECTLY OR INDIRECTLY, (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 16, 2018.

ENERFLEX LTD.

4.50% Canadian Dollar Senior Note, Series B, due December 15, 2024

No. [_________]	•, 2017

Cdn.$[_______]	PPN 29269R B*5

FOR VALUE RECEIVED, the undersigned, ENERFLEX LTD. (herein called the “Company”), a corporation organized and existing under the federal laws of Canada, hereby promises to pay to [__________], or registered assigns, the principal sum of Cdn.$[__________] [________] CANADIAN DOLLARS (or so much thereof as shall not have been prepaid) on December 15, 2024, with interest (computed on the basis of a 365-day year in equal semi-annual payments) (a) on the unpaid balance thereof at the rate of 4.50% per annum from the date hereof, payable on the fifteenth day of June and December in each year, commencing with June 15, 2018, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Modified

Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) {Redacted}% and (ii) {Redacted}% over the rate of interest publicly announced by The Toronto-Dominion Bank as its prime rate for determining the interest rate it will charge for Canadian Dollar loans made by it in Canada, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Interest on this Series B Note shall be computed on the basis of a 365-day year. Solely for purpose of the Interest Act (Canada), whenever interest in respect of the Notes to be paid hereunder or under such Notes is to be calculated on the basis of a year that is not equal to 365 or 366 days, as applicable (a “Non-Calendar Day Year”), the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual numbers of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Non-Calendar Day Year. All interest payable by the Company hereunder shall accrue from day to day, computed as described herein and shall be payable after as well as before maturity, demand, default and judgment. The theory of “deemed reinvestment” shall not apply to the computation of interest hereunder and no allowance, reduction or deduction shall be made for the deemed reinvestment of interest in respect of any payments hereunder. Calculation of interest hereunder shall be made using the nominal rate method, and not the effective rate method, of calculation.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Series B Note are to be made in lawful money of Canada at such place as the Company shall have designated by written notice to the holder of this Series B Note as provided in the Note Purchase Agreement referred to below.

This Series B Note is one of the Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 15, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Series B Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.1 and 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Series B Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Series B Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Series B Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series B Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Series B Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Series B Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Series B Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Series B Note is guaranteed pursuant to the Subsidiary Guarantees and reference is hereby made to such guarantees.

This Series B Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Series B Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

ENERFLEX LTD.

By
Name:
Title:

EXHIBIT 1C

[Form of Series C Note]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF ENERFLEX LTD. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY, WHETHER DIRECTLY OR INDIRECTLY, (A) TO THE COMP ANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 16, 2018.

ENERFLEX LTD.

4.87%U.S. Dollar Senior Note, Series C, due December 15, 2027

No. [_________]	•, 2017

U.S.$[_______]	PPN 29269R B@3

FOR VALUE RECEIVED, the undersigned, ENERFLEX LTD. (herein called the “Company”), a corporation organized and existing under the federal laws of Canada, hereby promises to pay to [__________], or registered assigns, the principal sum of U.S.$[__________] [_________] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on December 15, 2027, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.87% per annum from the date hereof, payable semiannually on the fifteenth day of June and December in each year, commencing with June 15, 2018, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or

Modified Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) {Redacted}% and (ii) {Redacted}% over the rate of interest publicly announced by Citibank N.A. in New York, New York as its “base” or “prime” rate for determining the interest rate it will charge for U.S. Dollar loans made by it, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Interest on this Series C Note shall be computed on the basis of a 360-day year of twelve 30-day months. Solely for purpose of the Interest Act (Canada), whenever interest in respect of the Notes to be paid hereunder or under such Notes is to be calculated on the basis of a year that is not equal to 365 or 366 days, as applicable (a “Non-Calendar Day Year”), the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual numbers of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Non-Calendar Day Year. All interest payable by the Company hereunder shall accrue from day to day, computed as described herein and shall be payable after as well as before maturity, demand, default and judgment. The theory of “deemed reinvestment” shall not apply to the computation of interest hereunder and no allowance, reduction or deduction shall be made for the deemed reinvestment of interest in respect of any payments hereunder. Calculation of interest hereunder shall be made using the nominal rate method, and not the effective rate method, of calculation.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Series C Note are to be made in lawful money of the United States at such place as the Company shall have designated by written notice to the holder of this Series C Note as provided in the Note Purchase Agreement referred to below.

This Series C Note is one of the Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 15, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Series C Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.1 and 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Series C Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Series C Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Series C Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series C Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Series C Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Series C Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Series C Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Series C Note is guaranteed pursuant to the Subsidiary Guarantees and reference is hereby made to such guarantees.

This Series C Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Series C Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

ENERFLEX LTD.

By
Name:
Title:

EXHIBIT 1D

[Form of Series D Note]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF ENERFLEX LTD. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY, WHETHER DIRECTLY OR INDIRECTLY, (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 16, 2018.

ENERFLEX LTD.

4.79% Canadian Dollar Senior Note, Series D, due December 15, 2027

No. [_________]	•, 2017

Cdn.$[_______]	PPN 29269R B#1

FOR VALUE RECEIVED, the undersigned, ENERFLEX LTD. (herein called the “Company”), a corporation organized and existing under the federal laws of Canada, hereby promises to pay to [__________], or registered assigns, the principal sum of Cdn.$[__________] [________] CANADIAN DOLLARS (or so much thereof as shall not have been prepaid) on December 15, 2027, with interest (computed on the basis of a 365-day year in equal semi-annual payments) (a) on the unpaid balance thereof at the rate of 4.79% per annum from the date hereof, payable on the fifteenth day of June and December in each year, commencing with June 15, 2018, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Modified

Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) {Redacted}% and (ii) {Redacted}% over the rate of interest publicly announced by The Toronto-Dominion Bank as its prime rate for determining the interest rate it will charge for Canadian Dollar loans made by it in Canada, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Interest on this Series D Note shall be computed on the basis of a 365-day year. Solely for purpose of the Interest Act (Canada), whenever interest in respect of the Notes to be paid hereunder or under such Notes is to be calculated on the basis of a year that is not equal to 365 or 366 days, as applicable (a “Non-Calendar Day Year”), the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual numbers of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Non-Calendar Day Year. All interest payable by the Company hereunder shall accrue from day to day, computed as described herein and shall be payable after as well as before maturity, demand, default and judgment. The theory of “deemed reinvestment” shall not apply to the computation of interest hereunder and no allowance, reduction or deduction shall be made for the deemed reinvestment of interest in respect of any payments hereunder. Calculation of interest hereunder shall be made using the nominal rate method, and not the effective rate method, of calculation.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Series D Note are to be made in lawful money of Canada at such place as the Company shall have designated by written notice to the holder of this Series D Note as provided in the Note Purchase Agreement referred to below.

This Series D Note is one of the Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 15, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Series D Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.1 and 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Series D Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Series D Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Series D Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series D Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Series D Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Series D Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Series D Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Series D Note is guaranteed pursuant to the Subsidiary Guarantees and reference is hereby made to such guarantees.

This Series D Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Series D Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

ENERFLEX LTD.

By
Name:
Title:

EXHIBIT 4.5(a)(i)

FORM OF OPINION OF US COUNSEL TO THE COMPANY

{Exhibit redacted}

EXHIBIT 4.5(a)(ii)

FORM OF OPINION OF CANADIAN COUNSEL TO THE COMPANY

{Exhibit redacted}

EXHIBIT 4.5(a)(iii)

FORM OF OPINION OF ALBERTA COUNSEL TO THE COMPANY

{Exhibit redacted}

EXHIBIT 4.5(a)(iv)

FORM OF OPINION OF MANITOBA COUNSEL TO THE COMPANY

{Exhibit redacted}

EXHIBIT 4.5(b)

FORM OF OPINION OF SPECIAL U.S. COUNSEL TO THE PURCHASERS

{Exhibit redacted}

SCHEDULE 4.2

Initial Subsidiary Guarantors

{Exhibit redacted}

SCHEDULE 5.7

Disclosure Documents

None.

SCHEDULE 5.9

Financial Statements

Audited consolidated financial statements for the financial years ended December 31, 2016 and December 31, 2015, together with management’s discussion and analysis thereon, and the interim consolidated financial statements for the interim period ended September 30, 2017, together with management’s discussion and analysis thereon.

SCHEDULE 5.15

Organization and Ownership of Shares of Subsidiaries; Affiliates; Guarantors

(i)	{Redacted}

(ii)	Affiliates of the Company, other than Subsidiaries

None.

(iii)	Directors and Senior Officers of the Company

Directors:

Robert S. Boswell

Maureen Cormier Jackson

W. Byron Dunn

J. Blair Goertzen

H. Stanley Marshall

Kevin Reinhart

Stephen J. Savidant

Michael A. Weill

Helen J. Wesley

Senior Officers:

J. Blair Goertzen, President and Chief Executive Officer

D. James Harbilas, Executive Vice President and Chief Financial Officer

Greg Stewart, Executive Vice President, Corporate Services

Bradley Beebe, President, Canada

Marc Rossiter, President, USA

Patricia Martinez, President, Latin America

Phil Pyle, President, International

SCHEDULE 5.21

Existing Debt; Future Liens

{Exhibit redacted}

SCHEDULE 5.24

Environmental Matters

None.

EXHIBIT 7.2

Form of Compliance Certificate

ENERFLEX LTD.

COMPLIANCE CERTIFICATE

Reference is made to the note purchase agreement (the “Note Agreement”) dated as of December 15, 2017 among Enerflex Ltd. (the “Company”) and the purchasers listed on Schedule A of the Note Agreement providing for the issuance by the Company of its (a) 4.67% U.S.$105,000,000 Senior Notes, Series A, due December 15, 2024, (b) 4.50% Cdn.$15,000,000 Senior Notes, Series B, due December 15, 2024, (c) 4.87% U.S.$70,000,000 Senior Notes, Series C, due December 15, 2027, and (d) 4.79% Cdn.$30,000,000 Senior Notes due December 15, 2027 (collectively, the “Notes”). Unless otherwise indicated, all capitalized terms used in this certificate that are defined in the Note Agreement have the meanings ascribed to them in the Note Agreement.

I, [name], [title (Chief Financial Officer)] of the Company, DO HEREBY CERTIFY, solely in my capacity as an officer of the Company and without personal liability, as follows:

1.

I have reviewed the relevant terms of the Note Agreement and have made, or caused to be made, under my supervision, a review of the transactions and conditions of the Company and its Subsidiaries from [date of the start of the annual or interim period covered by the financial statements furnished with this certificate] to the date hereof;

2.	[Such review has not revealed the existence during such period of any condition or event that constitutes a Default or an Event of Default under the Note Agreement;]

[or]

[Such review has revealed [describe the nature and period of existence of a condition or event during the period that constitutes a Default or an Event of Default and any action taken or proposed to be taken by the Company with respect thereto];]

3.

[For annual financials only] Evidence of compliance by the Company with the requirements of Section 10.7 of the Note Agreement for the most recent calendar year which ended on December 31, 20__ (the “Calendar Year”), is as follows:

Except for Permitted Dispositions, the aggregate fair market value of property or assets sold, transferred or otherwise disposed of by the Company and its Subsidiaries during the Calendar Year was •% of Consolidated Net Tangible Assets (maximum: {Redacted}%).

4.	[For annual financials only] Evidence of compliance by the Company with the requirements of Section 10.8 of the Note Agreement for the Calendar Year is as follows:

The aggregate amount of Investments and Financial Assistance of the types restricted under Section 10.8 of the Note Agreement made by the Company, the Subsidiary Guarantors and Material Subsidiaries during the Calendar Year was $• (maximum $•) (i.e., {Redacted}% of Consolidated Net Tangible Assets plus 100% of net proceeds from equity offerings).

5.

Evidence of compliance by the Company with the requirements of Section 10.11 of the Note Agreement as of the end of the Company’s most recently completed fiscal quarter (the “Period”) which ended on [date] is as follows:

(a)	[the Net Funded Debt to EBITDA Ratio, calculated on a rolling four quarter basis, was • : • (maximum 3.00 : 1.00);]

[or]

[A Material Acquisition was completed during the four quarters ending on the last day of the Period, the Company is invoking the Acquisition Leverage Step Up and, accordingly (i) the Net Funded Debt to EBITDA Ratio, calculated on a rolling four quarter basis, was • : • (maximum 3.50 : 1.00), (ii) without taking into account the Material Acquisition, the Net Funded Debt to EBITDA Ratio, calculated on a rolling four quarter basis, was • : • (maximum 3.00 : 1.00), [and (iii) the Company previously invoked the Acquisition Leverage Step Up and the Net Funded Debt to EBITDA Ratio, calculated on a rolling four quarter basis, did not exceed 3.00 to 1.00 for the two Quarter Ends preceding the subsequent Material Acquisition in question];]

(b)	the Interest Coverage Ratio, calculated on a rolling four quarter basis, was • : • (maximum: 3.00 : 1.00); and

(c)	set forth on Schedule A hereto are the calculations relating to clauses (a) and (b) above.

6.	Evidence of compliance by the Company with the requirements of Section 10.12 of the Note Agreement for the Period is as follows:

The aggregate amount of Priority Debt excluding obligations relating to Capital Leases (as provided for in Section 10.12 of the Note Agreement) was $• which equals •% of Consolidated Net Tangible Assets (maximum: {Redacted}%).

DATED

ENERFLEX LTD.

By:
Name: •
Title: •